As confidentially submitted with the U.S. Securities and Exchange Commission on March 19, 2026.
This draft offering statement has not been publicly filed with the U.S. Securities and Exchange Commission and all information herein remains strictly confidential.

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Regulation A Offering Circular Under the Securities Act of 1933

PRELIMINARY Offering Circular, Dated MARCH 19, 2026, SUBJECT TO COMPLETION

AGENTIQ SPORTS 1 SERIES LLC

445 Bryant Street

San Francisco, CA 94107

(201) 918-2945

www.AgenticSports.com

Best Efforts offering of Series Membership Interests

Agentiq Sports 1 Series LLC (“we,” “us,” “our,” “Agentiq” or, the “Company”) is a newly organized Delaware series limited liability company that has been formed to permit public investment in the future earnings of professional athletes pursuant to brand agency agreements, each to be entered into between a professional athlete and an individual series of the Company. We are offering on a best efforts basis, the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iv of this Offering Circular (the “Offering Circular”).

All of the series of the Company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this Offering Circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

Initially, with respect to Agentiq Sports Series 1 VC, our first series offering, we anticipate offering a minimum of $25,000 (the “Series VC Minimum Offering Amount”), and up to a maximum of $55,000 (the “Series VC Maximum Offering Amount”) of Agentiq Sports Series 1 VC Interests (“Series VC Interests”), at an anticipated offering price of $100 per Interest (up to 40,000 Series VC Interests) with respect to the Brand Advisory Agreement (as defined below) with Vincent “Vinny” Capra. The minimum offering amount for any series generally may be referred to in this Offering Circular as the “Minimum Offering Amount” and the maximum offering amount for any Series generally may be referred to in this Offering Circular as the “Maximum Offering Amount.” The Minimum Offering Amount and the Maximum Offering Amount may be different for each series offering. See “Securities Being Offered” for additional information regarding the Interests.

There will be at least one separate closing, assuming subscriptions for the Minimum Offering Amount have been accepted, with respect to each series offering. The initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion.  Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC.  If a series offering is terminated without a closing, including if we are unable to sell the Minimum Offering Amount for that series, all investor funds will be returned promptly without interest or deduction.

Each series offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b)(2) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation (“North Capital”), and will not be commingled with the operating account of that series, until, if and when there is a closing with respect to that investor and that series.  See “Plan of Distribution and Subscription Procedure” and “Securities Being Offered” for additional information.

Series	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Issuer [2]
Agentiq Sports 1 Series VC
Per interest	$100	$1.00	$99.00
Total Minimum	$25,000	$250	$24,750
Total Maximum	$55,000	$550	$54,450

(1)	Andes Capital Group, LLC (“Andes”) will be acting as our broker/dealer of record in connection with each series offering and will be entitled to a Broker Fee equal to 1% of the amount raised through each offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of any interests to the Manager or its affiliates. See “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, broker fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse Agentic Sports, Inc., the Manager, for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

All funds paid by subscribers in the offering will be deposited in an escrow account with North Capital, as escrow agent.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after the offerings.

The interests offered hereby are highly speculative in nature and involve a high degree of risk.  See “Risk Factors” beginning on page 9 of this Offering Circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Offering Circular is March [*], 2026.

i

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Cautionary Statement Regarding Forward-Looking Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things the following considerations:

●	The Company has no operating history and an unproven business model, making it difficult to evaluate prospects and increasing the risk of loss.

●	Each series is economically tied to a single athlete, resulting in no diversification and a heightened risk that underperformance or early career termination leads to a total loss.

●	Future “Brand Income” is inherently unpredictable and excludes all off-field/endorsement income, limiting upside and potentially leading to materially lower than expected Brand Amount payments and resulting returns.

●	Distributions may be delayed or withheld at the Manager’s discretion and there is no public market for Series Interests, resulting in significant illiquidity.

●	Enforcing and collecting the agreed Brand Amount payment can be difficult due to assignment restrictions, counterparty failures, and potential costly disputes or litigation.

●	Changes in league rules, collective bargaining agreements, economic conditions, regulations, or tax laws could reduce athlete earnings and after-tax investor returns.

●	The Company faces competition for both athletes and investors, which could pressure deal terms and impair growth and returns.

●	Reliance on an online platform and third-party technology creates cybersecurity, data privacy, and operational risks that could disrupt offerings or harm reputation.

●	The series LLC structure is novel and may not be respected by all courts, and shared or unallocable expenses may be charged across series, diluting returns.

●	Investors have limited control and may find it difficult or impossible to remove the Manager, whose fees and affiliated transactions create inherent conflicts of interest.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “Use of Proceeds to Issuer” for further details.

Series Name	Series Asset	Offering Price per Interest	Minimum Offering Amount	Maximum Offering Amount	Maximum Membership interests	Opening Date	Closing Date	Status
Agentiq Sports 1 Series VC	Brand Advisory Agreement with Vincent “Vinny” Capra	$100	$25,000	$55,000	550			Not Yet Open

Summary

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our series interests. You should carefully read the entire Offering Circular, including the risks associated with an investment in a series discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Overview

Agentiq Sports 1 Series LLC is a newly organized Delaware series limited liability company formed in November 2025 to enable public investment in a portion of professional athletes’ future on-field earnings through individual series that each acquire a single Brand Advisory Agreement (sometimes referred to as a “BAA” or the “Series Asset”). Each Brand Advisory Agreement entitles its series to a contractually defined share of the athlete’s future professional sports income (salary, bonuses, prize money), expressly excluding any off-field or endorsement income, and investors purchase non-voting membership interests in a specific series only. The debts and liabilities of each series are segregated under Delaware law, and interests represent an investment solely in the BAA owned by that series rather than in the company as a whole. Risk Factors--“Series LLC liability shields are not guaranteed to be upheld in all jurisdictions or in bankruptcy” for more information.

Under this model, each series provides the athlete with upfront capital (the “Initial Advisory Payment”) and ongoing brand advisory services in exchange for a fixed “Brand Percentage” of the athlete’s future on-field compensation, thereby aligning the athlete’s long-term career incentives with investor returns. Pursuant to the applicable Brand Advisory Agreement, the series, acting through the Manager and its affiliates, agents and service providers, will provide individualized advisory services designed to support the athlete’s personal brand development and enhance the athlete’s visibility, marketability and commercial opportunities. These services may include strategic brand positioning and image development, fan engagement strategies, social media growth initiatives, preparation for endorsements and sponsorship opportunities, marketing campaign development, content creation and broader public relations and reputation-building support. The scope and extent of these advisory services are commensurate with the full Initial Advisory Payment. In the event that, following the initial closing, the applicable series does not pay the full Initial Advisory Payment to the athlete — whether because the series’ offering does not raise the full amount or for any other reason — the series’ obligation to provide advisory services shall be reduced on a pro rata basis in proportion to the amount of the Initial Advisory Payment actually received by the athlete (the “Funded Amount”) relative to the full Initial Advisory Payment. By way of illustration, if the Funded Amount equals fifty percent (50%) of the full Initial Advisory Payment, the series would be obligated to provide advisory services at a level of effort, resource commitment and funding of brand-enhancement initiatives proportionate to fifty percent (50%) of the advisory services originally contemplated. The Manager will determine, in its reasonable discretion and in consultation with the athlete, the manner in which the scope of the advisory services will be adjusted to reflect any such proportional reduction, including the frequency of planning meetings, the budget for brand-enhancement initiatives and the breadth of services provided. For the avoidance of doubt, any such reduction in advisory services does not relieve the athlete of the obligation to pay the applicable Brand Percentage (or any adjusted Brand Percentage, as set forth in the Brand Advisory Agreement) on all qualifying on-field compensation earned during the term of the agreement.

Although the applicable series does not participate in any endorsement or other off-field income, the Company believes that strengthening an athlete’s personal brand may indirectly contribute to increased on-field earnings by enhancing the athlete’s profile, leverage and long-term career opportunities. The Manager expects to engage a combination of third-party marketing and public relations firms, together with in-house personnel, to deliver these services. The costs of providing such advisory services will be borne by the applicable series as operating expenses. There can be no assurance, however, that the provision of advisory services will have any material effect on the athlete’s earnings, performance or career trajectory, and any proportional reduction in the scope of services resulting from a partial funding of the Initial Advisory Payment may further limit the potential impact of such services.

Offerings are conducted on a best-efforts basis under Regulation A (Tier 2) and facilitated on the Agentiq Sports online platform, with subscriptions processed electronically, funds held in escrow by North Capital until closing, and Andes Capital Group, LLC acting as registered broker-dealer of record for administrative and compliance functions.

The company is at an early stage with an unproven business model and proposed highly speculative, illiquid investments, and it qualifies as an “emerging growth company” under the JOBS Act. There is currently no public trading market for series interests, series operations and revenues depend on signing suitable athletes to BAAs and the athletes’ future performance, and the Manager anticipates launching multiple series over the next 12–24 months, subject to market conditions and regulatory compliance.

The Company’s principal executive officers are located at 445 Bryant Street, San Francisco, CA 94107, and the Company’s phone number is (202) 918-2945. The Company’s website address is www.AgentiqSports.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Series LLC Structure

Each Brand Advisory Agreement that we acquire will be owned by a separate series of the Company that we will establish to acquire that BAA.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

We are offering membership interests in each of the series of the Company, which represent limited liability company interests in such series. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

The interests represent an investment solely in a particular series and, thus, indirectly in the Brand Advisory Agreement owned by that series. The interests do not represent an investment in the Company or the Manager.  We do not anticipate that any series will own anything other than the Brand Advisory Agreement associated with such series.  We currently anticipate that the operations of the Company will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”  There will be one or more separate closings, each referred to as a closing, with respect to each offering, assuming subscriptions for the Minimum Offering Amount have been accepted. The initial closing of an offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for a series have been accepted and (ii) a date determined by Agentiq Sports, Inc. (the” Manager”) in its sole discretion.  Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to a particular series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC.  If a series offering is terminated without a closing, including if we are unable to sell the Minimum Offering Amount for that series, all investor funds will be returned promptly without interest or deduction. No securities are being offered by existing security-holders.

Each offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, interests in any of the offerings in any state where Andes, its soliciting agent and executing broker, is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the series, until, if and when there is a closing with respect to that series.  See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Investment Objectives

Our investment objectives are to:

●	Deliver consistent cash flow;

●	Achieve long-term capital appreciation;

●	Preserve capital;

●	Provide access and potential diversification; and

●	Align operations with investor distributions.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. See Risk Factors— “We are an early-stage company with no operating history and an untested model, which makes this a highly speculative investment.”

Securities Being Offered

Investors will acquire membership interests in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities.  It is intended that owners of interests in a series will only have assets, liabilities, profits and losses pertaining to the specific Brand Advisory Agreement owned by that series.  For example, an owner of interests in Agentiq Sports Series VC will only have an interest in the assets, liabilities, profits and losses pertaining to Agentiq Sports Series VC and its related operations.  See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any Series is one (1) interest in a series, although such minimum threshold may be waived by the Manager in its sole discretion.  There is no maximum number of interests that that you may purchase in a series offering.

The Manager

The Company is managed by Agentiq Sports, Inc., a Delaware corporation and managing member of the Company, which we refer to herein as the Manager. Pursuant to the terms of the Company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.

Management Compensation

Unless otherwise set forth herein with respect to a Series of the Company, during its operational phase, the Manager will receive from a series an annual maintenance fee equal to 0.5%-2.5% of the assets of that series. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client. For the avoidance of doubt, with respect to the Agentiq Sports Series 1 VC offering described in this Offering Circular, the Maintenance Fee is one percent (1%) of the assets of that series, and this fee structure applies to this offering only and may differ for other series offerings. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with (i) our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), (ii) our operations and (iii) third parties providing services to us. The series will also pay the Manager a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement. The Manager reserves the right to waive any fees or reimbursements it is due in its sole discretion. The items of compensation are summarized in the table on page 56. See “Management-Management Compensation.”

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series (the “Operating Expenses”) including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a Series Asset and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on the Company or a series or any of the members;

●	any governmental fees imposed on the capital of the Company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series, or relating to legal advice directly relating to the Company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	the costs of any third parties engaged by the Managing Member in connection with the operations of the Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature.

Transferability

The Manager may refuse a transfer by an interest holder of its interest in a series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a series, or (d) the Company, any series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. We expect the Manager to make distributions on a semi-annual basis.  However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per interest, equals $5.00. In this case, the Manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution rights.”

Mandatory Arbitration and Class Action Waiver

The Subscription Agreement requires investors to resolve most disputes through binding arbitration administered by the American Arbitration Association, waiving the right to a jury trial and to participate in class, collective, or representative actions, which may limit investors’ ability to pursue claims in court or recover for small or diffuse harms.

Exclusive Forum

Our Operating Agreement requires that most legal disputes be brought exclusively in Delaware courts and includes arbitration and class action waiver provisions, which may limit investors’ ability to choose their preferred forum for claims against the Company.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 9. These risks include, among others:

●	Unproven business and no operating history: The Company is newly formed with no track record, has only recently initiated its first series and executed Brand Advisory Agreement, and may never commence revenue-generating operations, making a total loss possible.

●	Single-athlete concentration risk: Each series depends entirely on the future career and earnings of one athlete, so injuries, poor performance, roster cuts, or early retirement could eliminate Brand Income and Brand Percentage payments and wipe out returns.

●	Unpredictable, on-field-only income with capped upside: Brand Income is volatile, may fall short or cease entirely, and excludes all off-field earnings (endorsements, sponsorships), limiting investor upside and potentially misaligning incentives with the athlete.

●	Timing and discretion over distributions: Even if the Brand Percentage is earned and paid to the series, the Manager can defer or adjust distributions and retain cash for expenses and reserves, resulting in prolonged illiquidity and uncertain payouts.

●	Collection and enforcement challenges: Legal and practical constraints (e.g., wage assignment limits, team/league refusal or errors, athlete delays, disputes, or insolvency) may hinder timely collection of the Brand Percentage and could require costly enforcement.

●	External shocks and regulatory changes: Work stoppages, collective bargaining agreement changes, league or economic downturns, and shifts in tax or regulatory regimes affecting athletes could materially reduce Brand Percentage payments to the series.

●	Illiquidity and transfer restrictions: There is no public market, redemptions are unavailable, transfers are highly restricted, and investors should expect an indefinite hold with limited or no ability to exit.

●	Limited control and constrained removal rights: Investors have minimal voting or governance rights and may find it difficult or impractical to remove the Manager even if dissatisfied with performance.

●	Series LLC separateness risk: Courts may not respect series liability shields or the Company could fail to maintain required separateness, exposing one series to liabilities of another or Company-level claims.

●	Conflicts of interest with the Manager: Fee structures paid regardless of performance, negotiation-fee incentives tied to larger upfront athlete payments, affiliated transactions, allocation discretion, and potential Manager investments can misalign interests and erode returns.

Regulation A

We are offering interests pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012. These offering rules are often referred to as “Regulation A.” We are relying upon “Tier 2” of Regulation A, which allows us to offer securities of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A, we are required to publicly file annual, semi-annual, and current event reports with the SEC, subject to certain conditions and restrictions under Regulation A.

OFFERING SUMMARY

Securities being offered:

We are offering the maximum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. The offering is being conducted on a “best efforts,” basis.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities.  See “Description of the Securities Being Offered-Description of the Interests” for further details.  The series interests will be non-voting except with respect to certain matters set forth in our operating agreement.  The purchase of interests in a particular series is an investment only in that series and not an investment in the Company as a whole.

Offering price per series interest:	As stated in the Series Offering Table above.

Minimum Offering Amount per series:	As stated in the Series Offering Table above.

Maximum Offering Amount per series:	As stated in the Series Offering Table above.

Minimum and maximum subscription:	The minimum subscription by an investor in any series is one (1) interest, although such minimum threshold may be waived by the Manager in its sole discretion. There is no maximum number of interests that an investor may purchase in a series offering other than the maximum number of interests being offered by the series.

Broker:	We have entered into an agreement with Andes Capital Group, LLC, which is acting as our soliciting agent and executing broker in connection with our series offerings. Andes is a broker-dealer registered with the SEC and which will be registered in each state where our series offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our series offerings. Andes is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities investor Protection Corporation, or SIPC.

Broker fees	We will be paying Andes a Broker Fee equal to 1% of the amount raised through each series offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of any interests to the Manager, its affiliates or the sellers of any of the series interests. See “Plan of Distribution” for other fees to be paid to the Broker.

Restrictions on investment:

Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details.  The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”   Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where Andes is registered.

Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital, acting as the Escrow Agent, and will not be commingled with the operating account of any series, until if and when at least the applicable Minimum Offering Amount has been raised and there is an initial closing with respect to that series.

When the Escrow Agent has received instructions from the Manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deduction.  Any costs and expenses associated with a terminated offering will be borne by our Manager.

Offering period; Closings:	There will be at least one separate closing, assuming subscriptions for the Minimum Offering Amount have been accepted, with respect to each series offering. The initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC. If a series offering is terminated without a closing, including if we are unable to sell the Minimum Offering Amount for that series, all investor funds will be returned promptly without interest or deduction.

Use of proceeds to issuer:	The proceeds received in the offering will be applied in the following order of priority of payment:

●	Broker Fee: A Broker Fee equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Andes will not receive any fee on funds raised from the sale of series interests to the Manager or its affiliates;

●	Initial Advisory Payment: A one-time cash payment to the Client, funded from the proceeds of the series offering. This Agreement shall become binding upon the Effective Date, and the obligations of Agentiq hereunder shall take effect on the Commencement Date (as defined in the BAA). We may set the Minimum Offering Amount at an amount less than one hundred percent of the full amount of the Initial Advisory Payment (the “Minimum Percent”), in which case we will pay the Client the Minimum Percent amount at the Initial Closing and pay the balance of the Initial Advisory Payment at subsequent closings of the Series;

●	Negotiation Fee: The series will pay the Manager a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement;

●	Offering Expenses: We will reimburse the Manager for Offering Expenses (defined below) actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing, compliance and marketing costs, as applicable, related to a specific offering; and

●

Maintenance Fee: The Maintenance Fee will be an annual fee payable by each Series to the Manager as specified in the Series Designation for ongoing management and administration of the Series and the related Brand Advisory Agreement, which fee shall be paid in such intervals as specified in the Series Designation. For planning purposes, the Maintenance Fee is expected to be a fixed amount or a percentage of the series’ assets ( e.g., 0.5%-2.5% of series assets), designed to reasonably reimburse the Manager for the time and resources devoted to that series. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client.

The Manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series (except with respect to commissioned based broker fees which will be paid directly by the series) through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its offering and will reimburse the Manager for such costs as well as for certain other costs. See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:	Investing in the interests of a particular series involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our series interests.

Risk Factors

An investment in our interests involves a high degree of risk. The SEC requires that we identify risks that are specific to our business and our financial condition. You should carefully consider the following risk factors and the other information in this Offering Circular before investing in our securities. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, reputation, financial condition, results of operations, revenue and future prospects could be materially adversely affected and you could lose all or part of your investment in the interests. In such case, the value of our securities could decline, and you may lose all or part of your investment.

Business and Platform Risks

We are an early-stage company with no operating history and an untested model, which makes this a highly speculative investment.

We are a newly formed company with no operating history, and our business model is unproven. As of the date of this offering, we have not closed any series or executed any Brand Advisory Agreements, and our ability to identify Clients, raise capital, collect Brand Amount payments, and make distributions is highly uncertain. Our concept depends on sustained investor interest under Regulation A, continued access to service providers (such as escrow, broker-dealer, and payment rails), and market acceptance by athletes and their representatives, any of which may not materialize or could take longer than expected. If we fail to launch initial series or demonstrate the viability of our model, we may be unable to achieve scale, cover fixed costs, or continue operations. An investment in any series is speculative and you should be prepared to lose your entire investment.

Our pipeline, pricing, and timing depend on our ability to sign athletes to BAAs on acceptable terms, which may not be achievable.

Our strategy depends on identifying and contracting with suitable athletes; if we cannot execute Brand Advisory Agreements on attractive terms, we may never commence revenue-generating operations. Competition from traditional financing, agencies, competitors with similar products, or athlete preferences may limit our pipeline, delay launches, or force us to offer unfavorable terms that impair returns. Even when athletes are interested, each series depends on sufficient investor subscriptions and successful closings; failed or delayed raises could nullify term sheets, damage relationships, and waste sourcing costs borne at the Manager level. Shifted labor markets, agent priorities, or league policy changes may also dampen athlete appetite for our structure, requiring us to spend more on sourcing and accept thinner economics. In certain leagues, BAAs or payment directions may require approvals, acknowledgements, or compliance with collective bargaining or agent regulations; failure to obtain or maintain such approvals could delay or prevent execution or enforcement.

Each series is tied to the career outcomes of a single athlete, creating concentrated exposure to unpredictable events.

The success of each series depends heavily on the uncertain future performance, health, career duration and compensation of a single Client. Injuries, contract disputes, performance declines, early retirement, league suspensions, or changes in depth chart status can materially reduce Client Brand Income and adversely affect returns to investors in the related series. League labor disruptions, changes to salary caps or rookie wage scales, demotions, or periods without a team contract can cause Brand Income to decline sharply or cease altogether. You will not share in any off-field or endorsement earnings, limiting upside and potentially misaligning incentives if the Client focuses on non-Brand Income opportunities. Clauses in player contracts (e.g., morality, injury, and conduct provisions) may eliminate guarantees or reduce incentive eligibility, compounding the effect on Brand Income.

Investors will not share in any of the Client’s off-field income or endorsements, which limits the upside of your investment and may misalign incentives.

Under each Brand Advisory Agreement, our series only receives a share of the athlete’s Brand Income, which is strictly limited to compensation earned from playing or participating in the sport (such as team salaries, game winnings, or performance bonuses). Importantly, this means that any money the Client earns outside of their on-field activities – including endorsement deals, sponsorships, appearances, licensing of their name/image, or other business ventures – is entirely excluded from the series’ income. As a result, even if a Client achieves substantial fame or commercial success off the field, investors in the series will not benefit from those earnings. This cap on the income stream limits the potential returns on your investment. It is possible that a Client’s off-field earnings could far exceed their on-field earnings (for example, through lucrative endorsements), yet the series would have no claim to that revenue. In addition, the Client’s interests are not fully aligned with investors in this respect: the athlete retains 100% of their off-field income, which could reduce their motivation to maximize on-field earnings or continue a sports career solely for financial reasons. While the Brand Percentage arrangement is designed to align with on-field performance, the exclusion of other income streams creates a risk that the athlete’s financial incentives diverge from the series’ interests.

Regulatory and stakeholder scrutiny could limit or prohibit income-sharing structures, payment mechanics, or marketing channels.

Our model may face negative public perception or regulatory scrutiny in the sports ecosystem. Leagues, players’ associations, or regulators could view income-sharing arrangements unfavorably and impose restrictions that limit our ability to structure BAAs, receive payments, or market our offerings, which could reduce or eliminate expected cash flows to a series. Rule changes or guidance regarding assignment of income, wage garnishment limits, collective bargaining outcomes, or name, image or likeness (NIL) restrictions could require us to modify or unwind arrangements or increase compliance costs. Negative media attention or advocacy by athlete groups could also impair our ability to source Clients or complete offerings.

Technology and vendor dependencies introduce operational and cybersecurity risks that could disrupt offerings and harm investors.

We rely on an online platform and third-party vendors; operational failures or cybersecurity incidents could disrupt offerings, compromise investor data, or delay distributions. Platform outages, payment processing failures, vendor downtime, or cyberattacks could cause reputational damage, regulatory exposure, and financial losses, and could materially impair our operations and investor confidence. Mandatory breach notifications, remediation costs, and potential regulatory inquiries could further strain resources, and mere perception of security weaknesses could reduce demand for our offerings.

Reputational harm, brand safety incidents, or public controversies involving us or a Client could materially damage our business.

Our platform, brand partners, and investor demand are sensitive to reputation. Athlete or Company controversies, social media incidents, allegations of misconduct, political speech, or brand-safety concerns can trigger sponsor pullbacks, platform restrictions, or consumer backlash that reduce, constrain new Client sourcing, or force us to terminate campaigns. Third parties may amplify negative narratives online, and content-moderation or platform policy changes can limit the reach of campaigns and our marketing channels.

Our small team depends on a limited number of key personnel with specialized industry relationships.

We rely on a lean management team and a few employees and advisors with athlete, agent, and league relationships. Loss of any such personnel, difficulty in recruiting or retaining experienced sports/entertainment, compliance, or technology staff, or constraints imposed by non-compete and non-solicitation obligations could impair sourcing, negotiations, compliance, and operations for extended periods.

Failure to achieve scale could leave per-series costs elevated and erode investor returns for an extended period.

We may lack the scale necessary to realize operating efficiencies, resulting in higher per-series costs for an extended period. If we are unable to launch a sufficient number of series, we may not achieve the economies of scale required to reduce unit costs of technology, compliance, and operations, which could depress returns. Persistent fixed costs (including platform, audit, legal and compliance) could consume a disproportionate share of Brand Amount payments in early series, delaying or eliminating distributions.

We face intense competition from established agencies, lenders, collectives, and new market entrants for athlete relationships and sponsor dollars.

Larger, well-capitalized competitors may offer athletes more favorable economics, bundled services, advances, or cross-promotional benefits. They may also leverage long-standing relationships with teams, leagues, and sponsors to steer opportunities away from us. Competitive pressure can increase our sourcing costs, compress margins, delay closings, and reduce available Brand Amount payments.

The Manager’s internal assessment regarding Vinny Capra’s potential to generate Brand Income may prove inaccurate, and investors should not rely on any implied expectation regarding the timing or likelihood of his advancement to MLB or other qualifying professional leagues.

In connection with the acquisition of the Brand Advisory Agreement relating to Vinny Capra, the Manager considered internal assumptions and judgments concerning Mr. Capra’s athletic development, professional opportunities and potential to earn qualifying compensation in MLB or foreign professional baseball leagues. Any such internal assessment is inherently subjective and speculative, may be based on incomplete or rapidly changing information, and could prove to be materially incorrect. There can be no assurance that Mr. Capra will be promoted to MLB, sign with a foreign professional team, remain healthy, continue to perform at a level necessary to earn qualifying compensation, or generate any Brand Income within any expected period or at all. Because compensation earned while assigned to a minor league affiliate of an MLB club is excluded from Brand Income, investors may not receive any return unless and until Mr. Capra earns compensation in a qualifying league. As a result, if the Manager’s assumptions regarding Mr. Capra’s career trajectory are wrong, investors could lose all or a substantial portion of their investment.

Series Agreements and Structure Risks

Even robust payment and enforcement provisions may not prevent shortfalls, delays, or losses.

Contractual mechanisms may not fully assure timely or complete payment. Although the BAA includes payment instructions, reporting obligations, audit rights, and a security interest in Brand Income, practical or legal constraints could limit enforcement, and delays or underpayments may occur that we cannot fully prevent or recover. Enforcement may require costly and uncertain litigation or arbitration against the Client or third-party payors, and insolvency or bankruptcy of a Client could further impair recoveries. Payment instructions may be subordinated or delayed by league, union, or team payroll constraints, and security interests may require court intervention to perfect or enforce. In addition, setoff rights, counterclaims, or anti-assignment provisions in underlying agreements, and the automatic stay in bankruptcy, may delay or prevent collection despite contractual remedies; perfection and priority of security interests under the UCC can vary by jurisdiction and may necessitate additional filings or court relief.

Remedies tied to termination, suspension, or reinstatement may be delayed, disputed, or uncollectible.

Termination, suspension, or reinstatement provisions may not adequately protect a series. While BAAs may include clawbacks and reinstatement rights if a Client voluntarily ceases and then resumes their career, the timing, collectability, and enforceability of such remedies are uncertain and may vary by jurisdiction or fact pattern, leading to losses even where remedies exist on paper. Insurance, where available, may not fully offset losses from death or disability, and the costs of pursuing remedies may exceed potential recovery.

Limited transparency into non-public compensation and deductions can create verification gaps and disputes.

We depend on accurate, timely reporting from Clients, and on our right to review underlying records. Even with semi-annual reporting and audit rights, we may have limited visibility into non-public compensation or timing differences, which can cause disputes, delays, or shortfalls in Brand Income and could increase costs to verify or enforce compliance. Public sources may omit bonuses, deferred comp, or non-standard payments, and deductions permitted in the BAA may be difficult to substantiate without cooperative documentation from the Client.

Your investment is limited to a single series and may not be insulated from cross-series claims in all scenarios.

Investing in a series is not an investment in the Company as a whole, and you will not benefit from the assets of other series. Each series is intended to be legally separate; however, there is residual risk that liabilities could be alleged to extend beyond a single series, particularly in insolvency or where separateness formalities are not perfectly observed. Bankruptcy courts or non-Delaware courts may not fully respect series separateness, exposing one series to another series’ liabilities in extreme cases.

Series LLC liability shields are not guaranteed to be upheld in all jurisdictions or in bankruptcy.

Our series limited liability structure is novel and may not be respected by courts, potentially exposing investors to liabilities of other series or the Company. We have organized the Company as a Delaware series limited liability company, which allows assets and liabilities to be segregated by series under Delaware law. In theory, this means that the creditors of one series should have no claim against the assets of another series or the Company as a whole, so long as certain conditions are met. However, the series structure remains relatively untested in many jurisdictions. There is no assurance that the internal liability shields of a Delaware series LLC will be respected in all circumstances. While Delaware law provides for series separateness, there is limited bankruptcy precedent, and a court could determine that cross-series or company-level assets should satisfy liabilities, which could materially harm investors in otherwise unrelated series. Observing strict separateness (books, accounts, legends, operations) is essential but may not eliminate risk. Administrative convenience (e.g., centralized cash management, shared vendors, or pooled reserves) if not carefully documented and allocated, could be viewed as commingling and increase the risk of veil-piercing or substantive consolidation.

Investors have extremely limited voting rights and no ability to influence the management of the Company or any series.

When you purchase series Interests, you are investing in a particular series but you do not obtain any managerial authority over that series or the Company. Under our Operating Agreement, almost all decisions concerning the business and affairs of the Company and each series, including the selection of Clients, execution of Brand Advisory Agreements, management of series assets, and timing of distributions, are made solely by the Manager. Investors do not have the right to participate in day-to-day management or to bind the Company or any series in any way. Your voting rights as a member are limited to a narrow range of situations, such as potentially voting on certain amendments to the Operating Agreement that materially and adversely affect your rights, or the removal of the Manager for cause (and even these actions typically require a large supermajority vote). In general, it would be very difficult for investors to change the course of operations or overrule decisions of the Manager. This lack of control means you are entirely dependent on the Manager’s expertise and integrity to manage the business in your best interest.

It may be difficult or impossible for the investors to remove the Manager, even if you are dissatisfied with its performance.

The Manager, Agentiq Sports, Inc., is entrusted with broad authority to manage the Company and each series, and investors cannot readily replace it. Under the Operating Agreement, removing the Manager requires a “for cause” event, generally meaning that the Manager has committed fraud as confirmed by a final court judgment, and even then, removal would need to be approved by a supermajority of all investors. This is a very high bar to clear. If the Manager performs poorly (for example, makes poor business decisions, fails to effectively support Clients, or does not act in investors’ best interests) but has not engaged in egregious wrongdoing that a court has adjudicated, investors lack a mechanism to remove it. Even in the unlikely scenario where cause for removal exists, coordinating a supermajority vote among all Series Interest holders can be impractical. Furthermore, the operating agreement provides that upon a for-cause removal of the Manager, investors may choose to liquidate and dissolve all series, which could result in shutting down the business entirely. This means that the only path to removal may come with significant disruption and possibly loss of remaining asset value. In summary, investors should not expect to have any practical ability to change the Manager or influence management personnel. The success of your investment will depend on the Manager’s continued service, and if its performance is unsatisfactory, your options as an investor are very limited.

Shared expenses and overhead allocations may burden some series disproportionately.

Some costs may be difficult to allocate precisely among series, creating a risk of disproportionate expense burdens. Even with an allocation policy, shared services, platform costs, and other overhead items may be apportioned in a manner that benefits certain series more than others, adversely affecting the net returns of particular investors. Costs not clearly attributable to a specific series may be spread across all active series, which reduces cash available for distribution in the affected series.

Compliance with state athlete agent, talent agency, and marketing regulations may constrain our activities and increase costs.

Many jurisdictions require registration, licensing, bonding, or other compliance for those engaging in athlete representation, endorsements, or marketing. Missteps or differing interpretations could result in fines, restrictions on activity, or voidability of certain agreements, and adapting to multi-jurisdictional requirements will increase costs.

We could face claims of interference, non-compete violations, or breach arising from existing agent or endorsement agreements.

In pursuing Clients and brand campaigns, we may encounter preexisting agency, endorsement, or management contracts. Counterparties could assert tortious interference, non-compete or exclusivity violations, or other claims that disrupt BAAs, delay campaigns, or result in damages or injunctions.

We may encounter disputes over rights of publicity, trademarks, and content usage.

Campaigns and promotional content rely on proper clearance of name, image, and likeness, logos, footage, and music. Errors or disputes can lead to takedowns, claims for statutory damages, loss of campaign revenue, and reputational harm; insurance may not cover all such claims.

Risks Related to Conflicts of Interest

Our Manager earns fees and expense reimbursements from each series regardless of performance, creating conflicts of interest with investors.

The Manager and its affiliates will receive compensation from each series in the form of fees and reimbursed expenses, which are paid before any distributions to investors. In particular, the Manager charges each series a one-time Negotiation Fee (for sourcing and executing the Brand Advisory Agreement) and an ongoing, annual Maintenance Fee for managing the series and providing services. These fees are due to the Manager irrespective of how well the series’ investment performs. For example, the Manager will collect its Maintenance Fee at regular intervals even if the series has not yet earned significant Brand Income. However, the Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client. Additionally, the Manager is entitled to reimbursement of Operating Expenses it incurs on behalf of the series, such as insurance, legal, accounting, and other costs, which means the Manager can recover its expenditures from series funds. The priority of these payments to the Manager may incentivize the Manager to conduct series business in a way that secures its fees and repayments, potentially at the expense of maximizing returns for investors. Because these costs are deducted from series cash flows (often in advance of distributions), they reduce the Brand Amount payments that ultimately reaches investors and could even strain a series that is not yet profitable. In extreme cases, if a series has very low income, the requirement to pay fees and expenses could consume most or all of its cash, delaying or preventing any investor distributions. Investors should be aware that the Manager’s financial interest (to receive steady fees) may not always align with their own interest (to receive net profits), and this misalignment is an inherent conflict in our structure.

The Manager’s Negotiation Fee, which is tied to the Initial Advisory Payment made to a Client, may incentivize the Manager to agree to less favorable deal terms for the series.

When the Manager signs a Brand Advisory Agreement with a Client, it earns a Negotiation Fee that is calculated as a percentage of the Initial Advisory Payment (the cash paid to the athlete) plus certain related costs. This creates a potential conflict: the larger the Initial Advisory Payment to the athlete, the higher the fee the Manager receives. The Manager could thus have a financial incentive to increase the size of the Initial Advisory Payment or to accept terms that are more generous to the Client, in order to generate a greater immediate fee for itself. However, a higher payment to the Client means the series is effectively paying more for the same Brand Percentage, which could reduce the potential return for investors. Normally, investors would want the series to negotiate as low an Initial Advisory Payment as reasonably possible for the share of future income, but the Manager’s fee arrangement might tilt its motivations. There is also a risk that the Manager might be more eager to close deals (to collect fees and show business progress) even if the deals have thin margins or weaker prospects for investors. While the Manager is obligated to act in good faith, this structural incentive could lead to conflicts in negotiation strategy. Investors rely on the Manager to balance these interests appropriately, but they should recognize that the Manager’s compensation structure is not directly based on long-term series performance and may at times diverge from investors’ interests.

The Manager has discretion to allocate opportunities and resources among different series and business activities, which could lead to conflicts of interest.

As the sponsor of multiple series, the Manager will decide how to allocate its time, attention, and resources across the series and any future offerings. There is a risk that the Manager may favor certain series or Clients over others. For example, if the Manager identifies multiple potential athlete deals but has limited capital or bandwidth, it will choose which series to pursue first or most aggressively. The Manager might be incentivized to channel the best opportunities to new series that it is launching (to attract investors), possibly to the detriment of existing series which also rely on its efforts. Additionally, expenses that benefit multiple series or the Platform as a whole, such as marketing campaigns or technology improvements, might be allocated in a way that does not perfectly reflect the benefit to each series, affecting their financial results. Because the Manager also effectively controls the Allocation Policy for expenses and the overall strategy of the business, it could make decisions that advance the growth of the Platform or the Manager’s own expansion goals while imposing costs or constraints on a given series. These conflicts are inherent in a structure where one Manager oversees many separate series. Although the Manager has a duty to allocate opportunities in good faith, it is not bound by any exclusive duty to any single series or investor. Investors in each series must depend on the Manager to balance these competing interests fairly, but there is a possibility that certain series (or the Manager’s own interests) could be prioritized in a way that negatively impacts other series.

Our Manager and its affiliates are engaged in other business activities, potentially including ones that compete with our Company, and they have no exclusive duty to us.

The Manager is not required to devote its full time or effort to our series and is free to pursue other ventures. In fact, the Operating Agreement explicitly permits the Manager and its officers or affiliates to have business interests and engage in activities in addition to those relating to the Company or any series, including business activities that may be in direct competition with us. This means the principals of the Manager could, for instance, manage another fund or platform that finances athletes, or they could advise or invest in athletes outside of the Agentiq Sports series structure, without sharing those opportunities with us. The Manager is under no obligation to offer every potential athlete deal to our Company, and it could allocate attractive opportunities elsewhere for its own benefit. Additionally, since the Manager’s fiduciary duties have been significantly limited or waived by our Operating Agreement, investors cannot rely on traditional fiduciary principles to prevent self-dealing or appropriation of corporate opportunities by the Manager. In practical terms, this lack of exclusivity and limited duty means the Manager might make decisions based on its broader business interests rather than solely on what is best for any particular series. If a conflict arises between the interests of our series and the interests of the Manager or another business activity, the Manager might resolve it in favor of those other interests. Investors will not have recourse if the Manager chooses to engage in outside enterprises or if those activities negatively impact the time and attention the Manager can devote to our series.

Our Manager may act in its own interests and has eliminated fiduciary duties to the fullest extent permitted by law, which may result in decisions that are adverse to us, a series or holders of interests.

Our Operating Agreement provides that, in exercising its rights as managing member, the Manager may consider only such interests and factors as it determines in its sole discretion, including its own interests, and has no duty or obligation, fiduciary or otherwise, to consider the interests of the Company, any series or any holders of interests. The Operating Agreement further provides that the Manager will not be subject to duties or standards that might otherwise apply under the Operating Agreement, the Delaware Limited Liability Company Act, other law, rule or regulation, or principles of equity, to the fullest extent permitted by law. As a result, the Manager may make decisions that benefit itself or its affiliates but adversely affect the Company, one or more series or holders of interests. For example, the Manager may cause the Company or a series to enter into transactions with affiliates, allocate time and resources among different series or business opportunities in a manner that favors the Manager’s own interests, or decline to take actions that holders of interests believe would maximize value. Because holders of interests will have limited ability to challenge these decisions, and because the Manager has expressly disclaimed fiduciary duties to the fullest extent permitted by law, holders of interests may have fewer protections than investors in entities whose governing documents impose traditional fiduciary obligations. This could materially and adversely affect the value of your interests and your ability to obtain a remedy for actions you believe are contrary to your interests.

The Manager’s role as both the operator of the Platform and the representative for each series creates potential conflicts, including in transactions with affiliates.

Our Manager not only makes all decisions for the series but also controls the overall Platform through which series are offered and managed. The Manager or its affiliates may provide services to the Company beyond just management. For example, an affiliate of the Manager could act as a technology provider for the Platform or as a broker-dealer or marketing agent in our offerings. When the Manager uses an affiliated service provider, that affiliate might receive fees or other benefits from the arrangement, which may not be on arm’s-length terms. Even if disclosed, such transactions create a conflict of interest because the Manager might favor its affiliate with Company business, potentially at a higher cost than an independent third party might charge. Additionally, the Manager oversees the provision of brand advisory and marketing services to Clients (some of which could be outsourced to affiliates or related parties of the Manager). The Manager might have an incentive to steer contracts or assignments to those affiliates to benefit its broader corporate family, even if another provider might be more qualified or cost-effective. Since the Manager effectively sits on both sides of any affiliated transaction (as purchaser of services on behalf of the series and as an economic beneficiary of the affiliate providing services), there is a risk that such arrangements will not be as favorable to the series as they could be. While our policy is to disclose material affiliated transactions and for the Manager to ensure terms are fair, investors should be aware that conflicts can arise in these situations. The Manager’s judgment may be influenced by the interests of its corporate group, and that could impact operating expenses, quality of service, or other aspects of the series’ performance.

The Manager may hold Series Interests or other financial interests that could diverge from the interests of other investors.

The Operating Agreement does not prohibit the Manager or its affiliates from investing in Series Interests, and indeed the Manager could decide (or already has the right) to purchase some units in a series. If the Manager (or its principals) is an investor in a series, it might gain access to information or opportunities not available to other investors, and it could have incentives to influence series decisions for its own benefit as an owner. For example, if the Manager holds Series Interests and there arises a chance to sell the series’ assets or the athlete’s contract interest, the Manager might weigh its dual role when deciding whether to approve such a transaction. On the other hand, if the Manager or affiliates do not invest in the series, they might lack “skin in the game,” which could affect their risk appetite or commitment to maximizing investor returns. It is also possible that the Manager could sell its Series Interests (if it holds any) at a time or in a manner that is not communicated to other investors, or that it could vote any units it holds in its own interest on matters where investors are entitled to vote. While the Manager’s ownership in a series could align interests up to a point (since the Manager would share in distributions pro rata on its units), it also creates a potential conflict because the Manager’s liquidity needs or strategic objectives might not match those of passive investors. Furthermore, the Manager, by virtue of its control, could influence the timing of distributions or the series’ exit in a way that benefits its own position (for instance, deferring distributions if it has a longer investment horizon or accelerating them if it seeks quick returns). All of these scenarios present conflicts of interest between the Manager and the investors. Investors must rely on the Manager to act fairly and in accordance with its contractual duties, but they should recognize that the Manager’s financial interests in the series (or lack thereof) might affect its decisions.

Regulatory, Legal, Liquidity, Operational, and Other External Risks

Our Tier 2 Regulation A structure provides reduced reporting and evolving compliance obligations that may deter investors.

We are conducting offerings under Tier 2 of Regulation A, which subjects investors to reduced reporting compared to Exchange Act issuers and introduces regulatory uncertainty. Scaled disclosure, semi-annual reporting, and evolving state notice practices may reduce investor transparency or appetite, impairing capital formation and our growth prospects. Regulatory interpretations of Reg A continue to evolve and could impose new requirements on our offerings or ongoing reports, increasing costs or limiting access to certain states.

Our reliance on Investment Company Act and Advisers Act exclusions could be challenged, forcing costly restructuring or registration.

We are not registered under the Investment Company Act or the Investment Advisers Act and we rely on exclusions and interpretive positions that could be challenged. Any requirement to register the Company as an investment company or the Manager as an investment adviser could materially increase costs, restrict operations, or force us to restructure or wind down affected series, causing losses. In addition, we do not provide personalized investment advice to investors; any change in interpretations around online platforms, solicitation, or advice could require changes to our practices, add compliance burdens, or limit communications.

Securities law anti-fraud standards apply to all of our communications, creating rescission and enforcement risks if disclosures are inaccurate.

We are subject to rigorous anti-fraud obligations and must ensure all communications are accurate and not misleading. Any material misstatement or omission in our offering materials or ongoing updates could lead to rescission claims, regulatory enforcement, or litigation, imposing financial and reputational harm on the Company and affected series. We must also promptly update investors about material developments; failure to do so could compound liability and undermine investor trust. Claims under Section 12(a)(2) of the Securities Act or Rule 10b-5 under the Exchange Act, among others, could result in damages, rescission, or penalties and divert significant management time.

The tax treatment of Series Interests is complex and distributions may be subject to corporate-level taxation that reduces amounts available for distribution.

We intend that the Company and each series be treated as a corporation for U.S. federal income tax purposes. As a result, each series will be subject to U.S. federal corporate income tax on its taxable income. Distributions to investors will generally be taxable as dividends to the extent of the series’ current and accumulated earnings and profits, and will not be deductible by the series, resulting in two levels of taxation (at the corporate level and again at the investor level). Future changes in federal, state, or local tax laws could increase the corporate tax rate or modify the taxation of dividends, adversely affecting investor after-tax returns. Additionally, state and local income taxes may apply to the series and to investors receiving distributions.

The series will be subject to corporate income tax, and distributions will be taxed as dividends.

Because each series intends to be taxed as a corporation, it will pay U.S. federal corporate income tax on its taxable income (currently 21%). Distributions to investors will then be taxable as dividends to the extent of earnings and profits, resulting in two levels of taxation. Dividends may qualify for reduced rates as “qualified dividend income” if holding period requirements are met, but there is no assurance. Additionally, Congress may change the corporate tax rate or dividend tax treatment, which could adversely affect investor after-tax returns.

The series may be subject to additional penalty taxes.

Corporations that accumulate earnings beyond reasonable business needs may be subject to an accumulated earnings tax. Additionally, if (i) more than 50% of a series’ interests are owned by five or fewer individuals and (ii) at least 60% of its income is passive income, the series could be classified as a personal holding company, potentially subjecting it to an additional 20% tax on undistributed income. While the Manager intends to manage distributions to minimize these risks, no assurance can be given that these taxes will not apply.

The Operating Agreement for our Series Interests includes a mandatory arbitration provision and a waiver of the right to a jury trial, which may limit your ability to pursue claims in court and could affect the outcome and remedies available to you.

The Operating Agreement for our Series Interests requires, to the fullest extent permitted by law, that any dispute, claim, or controversy arising out of or relating to the agreement or the transactions contemplated therein must be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the Federal Arbitration Act. By agreeing to this provision, you waive the right to a trial by jury and the right to litigate such disputes in court, except for limited carve outs described in the Operating Agreement and as required by applicable law. Arbitration decisions are subject to very limited judicial review, which may constrain your ability to appeal an adverse outcome or to correct errors of law or fact that a trial court or appellate court might otherwise address.

Although the arbitrators are authorized to award any relief available under applicable law, the arbitration process itself may affect strategy and results compared to court litigation. The agreement specifies a three arbitrator panel seated in the State of Delaware, or conducted remotely if the parties agree. A three arbitrator panel generally entails higher administrative fees and arbitrator compensation than a single arbitrator proceeding, and these costs can be significant relative to the size of an individual investor’s claim. The requirement to arbitrate in the State of Delaware, may also necessitate travel, time zone adjustments, and the engagement of local counsel, which could deter or delay the pursuit of claims or settlement discussions. While remote proceedings, if agreed upon, can reduce some burdens, they may introduce technology, scheduling, or evidentiary issues that could affect the presentation and adjudication of claims. These factors may influence the willingness of parties to pursue or defend claims, the efficiency of dispute resolution, and the overall expense borne by investors.

Arbitration under the AAA Commercial Arbitration Rules may also provide narrower discovery and fewer procedural safeguards than court litigation, potentially affecting the development of the record and the relief obtained. Arbitrators have broad discretion over the scope of discovery, evidentiary submissions, and hearing procedures, and may limit depositions, interrogatories, or document production that would otherwise be available in court. The Federal Arbitration Act provides only limited grounds to vacate or modify arbitration awards, which means factual or legal errors may be difficult to correct, even when significant. The lack of a robust appeal process may compress the dispute timeline but also increases the risk that an adverse decision is final and unreviewable. These features can favor speed over exhaustive fact finding, which may advantage or disadvantage investors depending on the nature of the dispute. As a result, the arbitration provision in the Operating Agreement may limit your ability to pursue claims, increase the costs and complexity of dispute resolution, and restrict your access to certain legal remedies that would otherwise be available in a court of law. Investors should carefully consider these limitations and the potential impact on their rights before investing.

The class action waiver in the Operating Agreement for our Series Interests and in the BAA will prevent investors from pursuing claims on a class, collective, or representative basis, which could limit recoveries for small or diffuse harms and require individualized proceedings.

The Operating Agreement for our Series Interests and our Brand Advisory Agreements state that disputes must be arbitrated, or adjudicated in court where arbitration is unavailable, only on an individual basis, with no consolidation or joinder unless all parties agree in writing. As a result, investors alleging similar injuries may be required to pursue separate arbitrations or litigations, reducing procedural economies and potentially diminishing leverage in settlement negotiations. Individual proceedings may be cost prohibitive for modest claims, even where aggregated class actions might otherwise be economically viable and effective. The inability to proceed collectively may also produce inconsistent outcomes across parallel individual matters, increasing uncertainty for investors. The arbitrators or court will have no authority to conduct any class, collective, private attorney general, or other representative proceeding, or to award relief on behalf of any person or entity that is not a party. This class action waiver is intended to operate independently of the arbitration provision, so that it can apply both in arbitration and, where arbitration is unavailable, in court proceedings, subject in each case to applicable law. While class action waivers have been enforced in many circumstances, their enforceability remains subject to evolving state law doctrines and case specific facts. If the waiver is limited or invalidated for certain claims, some disputes may proceed on a class or representative basis in court, which could increase litigation complexity and cost relative to the regime we currently anticipate.

There is uncertainty regarding the enforceability and scope of the arbitration and class action waiver provisions, and any successful challenge could lead to more expansive court litigation, parallel proceedings, or changes in dispute resolution strategy.

Although federal law favors arbitration and recent SEC policy statements indicate that the existence of a mandatory arbitration provision does not result in a waiver of federal securities laws, the enforceability of these provisions remains subject to judicial scrutiny. Courts may decline to enforce arbitration, class action, or jury trial waivers in whole or in part, including if they find that a waiver was not knowing, voluntary, or is otherwise unconscionable. Additionally, proxy advisory firms, institutional investors, and certain regulators have expressed concerns that these provisions undermine investor protections. Opposition to such clauses could negatively impact the marketability of our Series Interests and expose us to litigation or enforcement risk. Similarly, there is uncertainty regarding the enforceability and scope of our class action waiver, including in situations where state law or public policy disfavors contractual limitations on collective proceedings. Investors should recognize that, while we believe the arbitration and class action waiver provisions are enforceable, challenges to their validity could lead to protracted litigation and uncertainty, potentially increase our costs, and delay dispute resolution. A successful challenge could also result in more expansive court proceedings, including class actions, or parallel arbitrations and litigations in different forums, which may be more costly and time consuming than a single forum dispute resolution process.

Risks Related to This Offering

There is no public market for our Series Interests, and you may not be able to sell or transfer your investment for an indefinite period of time.

Each series of the Company is a unique, privately offered security. The Series Interests are not listed on any stock exchange or recognized trading market, and we do not expect a secondary market to develop in the foreseeable future. As a result, if you need liquidity or want to exit your investment, you may be unable to find any buyers. The Operating Agreement severely restricts your ability to withdraw your capital. Members have no redemption rights and cannot demand that the Company repurchase their units. Transfers of Series Interests are limited by securities law and by our policies; for example, you may be required to obtain the consent of the Manager for any transfer, and any transferee would need to qualify under applicable regulations. Even if transfers are legally permitted, the specialized nature of each series (tied to a single athlete’s future earnings) means there may be a very limited pool of potential purchasers who understand the asset. You should consider the Series Interests as a long-term, illiquid investment. Barring the unlikely emergence of a trading platform or the eventual dissolution of the series with liquidating distributions, you likely will not be able to liquidate your position on short notice or at all. This lack of liquidity could prevent you from minimizing losses or realizing gains in response to changes in the athlete’s prospects or your personal financial needs. In summary, you should invest only funds that you can afford to have tied up for an extended period or potentially lost entirely.

Investors electing to pay for their Series Interests with a credit card may impact the return on their investment.

Investors in this offering have the option of paying for their investment with a credit card. Interest or other fees you may incur related to using that form of payment may increase the effective purchase price of the Series Interests you purchase in this offering. For example, you may incur interest on unpaid card balances, and credit card interest rates can be high, more than 20% in certain cases. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for the purchase of securities and will subject you to risks inherent in this form of payment, including that, if you fail to make a credit card payment (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as is the case in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Risks Related to Liquidity, Valuation and Distributions

Distributions, if any, will vary and may be delayed, reduced, or suspended.

The timing and amount of distributions are uncertain and depend on the Client’s payment cadence, our expense profile, and reserves. Even if the Brand Amount payment is received, we may establish or increase reserves, delay distributions, or experience operating or enforcement costs that materially reduce distributable cash. Investor-level tax obligations may arise even in periods with little or no cash distributions if a series recognizes taxable income.

Pricing of series interests and BAA rights is uncertain and may not reflect realizable value.

Valuation of series interests and underlying BAAs is inherently uncertain. Outcomes depend on a single athlete’s career path and contract trajectory, with limited comparable market data; initial pricing and any subsequent indications of value may not reflect realizable outcomes. External events (market cycles, league changes, or Client-specific news) may cause rapid repricing unrelated to fundamentals.

Third-party infrastructure failures could interrupt core operations and investor communications.

Our reliance on third-party technology and cloud providers introduces availability and security risks. Software defects, vendor outages, integration failures, or cloud interruptions could disrupt offerings, reporting, or distributions and could damage our reputation and financial condition. As a lean organization, we may have limited redundancies and in-house IT depth to mitigate prolonged incidents.

Cybersecurity incidents could compromise data, invite regulatory scrutiny, and depress investor demand across series.

A cybersecurity breach could expose sensitive investor data or financial information, trigger mandatory notifications, and lead to regulatory investigations, litigation, and reputational harm. Security incidents at us or our vendors could reduce investor trust and participation in current or future series. Incident response and remediation can be costly and divert management attention from sourcing and operating series.

Our evolving internal controls may not prevent errors or delays in reporting and compliance.

Deficiencies in internal controls or financial reporting could impair transparency and compliance. As a growth-stage company, we may experience control gaps or delays as we scale systems and staff, which could lead to errors, amendments, or adverse regulatory or investor reactions. Limitations in segregation of duties and reliance on third-party systems may heighten these risks until we reach greater scale.

Legal and policy changes may reduce Brand Income or increase costs in ways we cannot predict or control.

Changes in law, league rules, collective bargaining agreements, or tax policy could adversely affect Brand Income and series economics. Legislative or policy shifts concerning assignment of income, wage garnishment limits, personal services contracts, privacy, or data security could reduce cash flows or increase costs. Multi-jurisdictional tax or privacy regimes could also complicate reporting and enforcement across states or countries.

Excess Operating Expenses.

Operating Expenses related to a particular series incurred post-closing shall be the responsibility of the series. However, if the Operating Expenses of a particular series exceed the amount of revenues generated from the underlying asset of such series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable underlying asset (“Operating Expenses Reimbursement Obligation(s)”), or (c) cause additional interests to be issued in such series in order to cover such additional amounts, where the price will be determined at the manager’s sole discretion based on the value of the Interests at the time at which such offering is conducted.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable series and could reduce the amount of any future distributions payable to investors in that series. If additional interests are issued in a particular series, this would dilute the current value of the interests of that series held by existing investors and the amount of any future distributions payable to such existing investors. Further, any additional issuance of interests of a series could result in dilution of the holders of that series.

Labor actions, strikes, or lockouts can reduce or postpone athlete compensation and disrupt campaigns.

Collective bargaining negotiations or labor disputes in professional leagues and player associations can lead to work stoppages, schedule changes, or rules that reduce or defer compensation, directly reducing Brand Income and limiting marketing opportunities.

Cancellations, postponements, or format changes to games and events can diminish Brand Income and marketing value.

Force majeure events, public health concerns, safety incidents, travel restrictions, or venue issues may cancel or modify seasons, games, or appearances that affect player compensation triggers and the efficacy of brand campaigns, reducing expected cash flows.

We are exposed to evolving advertising, consumer protection, and data privacy rules that govern digital marketing.

Endorsement disclosure rules, advertising standards, and privacy laws (including consent, targeting, and data minimization requirements) may limit targeting capabilities, increase compliance costs, and reduce campaign performance. Platform policy changes can restrict content types or paid reach.

International operations, sanctions, anti-corruption, and trade controls present additional compliance and business risks.

If we or our Clients participate in international campaigns or contracts, we may be subject to sanctions, export controls, anti-bribery/anti-corruption, and localization rules. Violations can lead to severe penalties, while compliance costs, currency controls, or geopolitical tensions may limit opportunities and delay payments.

Insurance coverage may be unavailable or insufficient for key risks.

Insurance for cyber incidents, IP claims, D&O, E&O, employment, or event-related losses may have exclusions, sub-limits, or high deductibles and may not fully cover losses, defense costs, or adverse judgments, increasing volatility in series outcomes.

We may experience constraints on liquidity, access to capital, and sensitivity to interest rates.

Our ability to finance operations, launch new series, or bridge timing differences between Brand Amount payment receipts and distributions may depend on capital availability. Tighter credit markets, rising rates, or covenant restrictions could limit growth or require us to delay offerings, reduce reserves, or curtail operations.

Adverse macroeconomic or public health events could depress demand, delay offerings, and impair operations.

Macroeconomic conditions, market disruptions, and public health events may reduce investor demand, complicate offering execution, and increase operating friction. Periods of market stress or pandemic-related disruptions may slow capital formation, delay closings, or increase costs to operate, manage vendors, or communicate with investors. Volatility in financial markets can also increase our cost of capital or reduce availability of critical vendors, affecting our ability to source and launch series.

Disputes with Clients or third parties may be protracted, expensive, and reduce cash available for distribution.

We may be involved in disputes or enforcement actions that are costly and uncertain. Contract enforcement with Clients, disputes regarding Brand Amount payment calculations, or third-party claims could require significant time and expense and could result in delays, settlements, or losses not fully recoverable from counterparties. Arbitration or litigation may require specialized counsel and expert analysis of compensation records, increasing costs and uncertainty.

Series separateness depends on rigorous, ongoing observance of formalities and documentation.

Maintaining series separateness requires continuous governance discipline. Failure to maintain separate records, accounts, contractual legends, or operational formalities could increase the risk that a court disregards internal liability shields and exposes a series to the liabilities of another series or the Company generally. Centralized functions, if not properly allocated and documented, can also create appearance of commingling.

Contractual forum selection and arbitration provisions may limit where and how investors bring claims.

Forum selection, arbitration, and other dispute resolution provisions may limit investor remedies or venues. Our operating agreement includes exclusive forum and arbitration provisions for certain claims; while these provisions are not intended to waive compliance with federal securities laws, they may affect how and where investors can pursue claims. Costs of arbitrating or litigating in the designated forum could be significant. Limitations periods, class action waivers, or jury trial waivers (if applicable) could further constrain remedies.

Payment mechanics and security interests may not perform as intended under league, union, or state-level constraints.

Even with direct-pay instructions and UCC filings, practical enforcement may be limited. Team payroll systems, league or union rules, and state law limitations on assignment or garnishment can hinder or delay payment flows. The priority, scope, and enforceability of security interests in Brand Income may vary and may not fully protect a series. In contested scenarios, we may face competing claims or need court intervention to perfect or realize on collateral.

Inconsistent or incomplete public data can impede reconciliation and increase reliance on Client cooperation.

Documentation asymmetry and reliance on public sources may create verification gaps. Publicly reported compensation may omit bonuses, incentives, or non-standard payments; reconciling public data with actual receipts may require cooperation and documentation from the Client that may not be promptly available. Where deductions are permitted by the BAA, additional documentation may be necessary to validate net Brand Income amounts.

Each series is a single-Client exposure with no built-in diversification.

Each series represents exposure to a single Client. Lack of diversification means that adverse events affecting the Client will directly and disproportionately impact the related series. Investors seeking diversification must build it across multiple series or other investments. Concentration risk is heightened for early-career Clients whose earnings trajectories are inherently volatile.

Forward-looking statements involve known and unknown risks, and actual results may differ materially.

This section contains forward-looking statements subject to risks and uncertainties. Actual results could differ materially due to factors discussed above and elsewhere in the Offering Circular. We undertake no obligation to update these statements except as required by law.

Dilution

The series offering is not expected to result in dilution to the interest holders. However, if a series is required to raise additional funds for operational purposes by selling additional interests over and above the amount originally indicated in this Offering Circular, dilution could result.

Plan of Distribution

Plan of distribution

We are managed by the Manager, Agentiq Sports, Inc., which also owns and operates a web app-based investment platform we refer to as the Agentiq Sports platform. Through the use of the Agentiq Sports platform, investors can browse and screen the potential investments and sign legal documents electronically. Neither the Manager nor any other affiliated entity involved in the offer and sale of the interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

The sale of the interests in our series offerings is being facilitated by Andes Capital Group, LLC, or Andes, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the interests will occur. Interests may not be offered or sold in states where Andes is not registered as a broker-dealer.

We are offering the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iv of this Offering Circular. Each offering is being conducted on a best efforts basis. The initial offering price for the interests of each series was determined by the Manager.

Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these offerings, see “– Investor Suitability Standards” below. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Andes is registered.

There will be at least one separate closing, assuming subscriptions for the Minimum Offering Amount have been accepted, with respect to each series offering. The initial closing of a series offering will take place on the later to occur of (i) the date subscriptions for the Minimum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion.  Once an initial closing for a particular series offering has occurred, we may conduct additional closings for that series until the earlier to occur of (i) the date subscriptions for the Maximum Offering Amount for that series have been accepted and (ii) a date determined by the Manager in its sole discretion. If an initial closing of a particular series has not occurred, an offering shall be terminated upon (i) the date which is one year from the date the Offering Circular related to such series, or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to that series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Manager elects to terminate the offering for that series in its sole discretion, such date not to exceed the date which is 18 months from the date such Offering Circular related to that series or amendment thereof, as applicable, is qualified by the SEC.  If a series offering is terminated without a closing, including if we are unable to sell the Minimum Offering Amount for that series, all investor funds will be returned promptly without interest or deduction.

Those persons who want to invest in our interests must sign a subscription agreement for the particular series, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “- How to Subscribe” below for further details.  Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards to the offering statement of which this Offering Circular forms a part.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Employee Retirement Income Security Act (ERISA) and IRS rules have implications if retirement plan investors (like IRAs or 401ks) invest in our series. We do not currently anticipate significant investment from ERISA plan assets, but to the extent it happens, we will ensure not to violate any plan asset regulations or prohibited transaction rules. Typically, that means keeping any such participation below 25% of a series or qualifying for an exemption. We will include appropriate legends and representations in subscription documents to avoid ERISA complications.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Andes, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers of interests in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor in a series is one (1) interest and the maximum subscription by any investor will be limited to 25% of the total interests being offered for such series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Broker of Record

We have engaged Andes Capital Group, LLC, Andes (or the “Broker”), a broker-dealer registered with the SEC and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our series offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Serve as a registered agent for each series on which it acts as broker-of-record when required for state blue-sky law requirements.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers, including the escrow agent and the transfer agent, to ensure adequate review and compliance.

The Broker will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive a Broker Fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with the Andes will remain in effect for a period of thirty-six (36) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term. Additionally, either party may terminate the broker-dealer agreement with sixty (60) days prior written notice.

Transfer Agent

The transfer agent of the series being offered hereby is Colonial Stock Transfer Company.

Escrow Agent

The Escrow Agent is North Capital who will be appointed as escrow agent for each offering pursuant to an escrow agreement among Andes, the Escrow Agent, and the Company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards to the offering statement of which this Offering Circular forms a part.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the offering expenses described in “—Fees and Expenses” below. The Manager has agreed to pay the escrow fees and we will reimburse the Manager for offering expenses actually incurred, including escrow fees, in an amount up to up to 2% of gross offering proceeds, and for certain other expenses. See “Management Compensation—Reimbursement of Expenses.”

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Broker Fee

As compensation for providing certain broker-dealer services to each series in connection with each offering, Andes will receive a fee equal to 1.0% of the gross proceeds of each such offering (the “Broker Fee”). Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of interests to our Manager and its affiliates.

Each series will be responsible for paying its own Broker Fee to Andes in connection with the sale of interests in such series, except if otherwise stated for a particular series. The Broker Fee will be payable from the proceeds of such offering.

In addition to the Broker Fee, the Manager, has agreed to pay Andes a one-time $7,500 onboarding fee and, beginning with the sixth (6th) series, for each new series launched, the Manager will pay a series launch fee of $1,000 to cover launch coordination, compliance review, and initial marketing setup. However, for every $500,000 raised in a series offering, Andes will waive the launch fee for one (1) new series. Waivers will be applied on a cumulative basis and may be used at our Manager’s discretion for any future series launch after the fifth series. Our Manager will require a pro rata reimbursement of Andes charges from the relevant series.

Offering Expenses

Each series will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). We will reimburse the Manager up to 2% of gross offering proceeds for offering expenses actually incurred by the Manager on our behalf. Offering expenses consist of legal, accounting, escrow, filing, banking, compliance and marketing costs and the aggregate broker fees, as applicable, related to a specific offering (and excludes ongoing costs described in “Operating Expenses”).

Technology Administration Fee

In addition to the Broker Fee we are paying to Andes, our Manager has agreed to pay North Capital Investment Technology, Inc., or NCIT, a monthly licensing and service fee of $1,000 per month for technology tools to facilitate our series offerings. Our Manager also paid NCIT a one-time installation and setup fee of $3,000. These technology fees are being paid by our Manager and may be reimbursed by the series.

Negotiation Fee

The Manager will be paid by the series a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular Supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC’s website at www.sec.gov or on the Agentiq Sports platform. The contents of the Agentiq Sports platform (other than the offering statement and the Appendices and Exhibits thereto and this Offering Circular) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final closing.

The subscription process for each offering is a separate process. Any potential wishing to acquire any series interests must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2.	Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Agentiq Sports platform application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with series interests for which you subscribed.

4.	The Manager and Andes will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Andes will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a closing.

5.	Once the review is complete, the Manager will inform you whether or not your application to subscribe for the series interests is approved or denied and if approved, the number of series interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of the Company, as it may be amended from time to time. The Company, the Manager and Andes will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Andes to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that series. When the Escrow Agent has received instructions from the Manager or Andes that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Description of Business

Overview

We are a Delaware series limited liability company formed on November 3, 2025 for the purpose of providing strategic brand enhancement and promotional advisory services to athletes and other talent in exchange for a share of their future professional sports earnings. In our business model, each designated series of the Company will work with a single athlete or similar talent (each, a “Client”) under a Brand Advisory Agreement, whereby the series will provide the Client with upfront capital and brand management services in return for a fixed percentage of the Client’s future on-field professional sports income. This percentage of the Client’s future earnings (the “Brand Percentage”) will entitle the series to a corresponding portion of the Client’s Brand Income, which is contractually defined as the Client’s earnings from playing or participating in their sport (e.g., team salary, performance bonuses, prize money), expressly excluding any off-field or endorsement income. By design, our series do not acquire any ownership of the Client’s brand, publicity rights, or off-field income streams – only the right to receive contractually agreed payments derived from future athletic compensation. We believe this structure offers a novel platform for individual investors to indirectly invest in an athlete’s future career success, while providing athletes with immediate financial liquidity and professional brand support.

Each series of the Company operates as a separate business unit with its own assets and liabilities, as provided under Delaware law and our Operating Agreement. The Company itself does not have any operations independent of its series; instead, all business activities are conducted at the series level through the Brand Advisory Agreements each series enters into. As of the date of this Offering Circular, our first series has been formed and our first Brand Advisory Agreements has been executed. Each potential series (e.g., Agentiq Sports 1 Series VC) for a given athlete will be created by a separate Series Designation under our Operating Agreement once a target Client and agreement terms have been identified and finalized. Accordingly, at present we have not begun revenue-generating operations. Our activities to date have been limited to organizing the Company, developing our business model and Platform (as defined below), and evaluating initial target Clients and Brand Advisory Agreement opportunities. We have not yet secured any Client or consummated any Brand Advisory Agreement, and no assets are currently owned by the Company or any series. There can be no assurance that we will successfully launch any series or enter into any Brand Advisory Agreements until such time as we identify suitable Clients and raise sufficient capital in the related series offerings.

Our goal is to enable micro-investments in athletes’ careers by acquiring rights to a portion of future earnings of emerging professional athletes. We expect to focus on athletes early in their careers – for example, collegiate athletes transitioning to the professional level, minor league players, or young professionals – across major sports such as baseball, football and others. By targeting talent in the early stages, we aim to balance the upfront cost of obtaining a share of their future income with the potential for that income to grow as the athlete’s career progresses. Investors in each series will effectively be funding a portion of an athlete’s development and future in return for a proportional share of that athlete’s contracted future earnings. However, this is a speculative and long-term undertaking. We cannot assure investors that our strategy will succeed or that any series will receive significant Brand Amount payments, or any at all, from its Client. The actual returns of each series will depend on the performance, health, career length, and contract value of the individual Client, which are uncertain and subject to numerous risk factors outside our control. Investors should carefully consider the risks inherent in this model, including the possibility that a Client’s future Brand Income may be lower than expected or that the Client could cease generating Brand Income (e.g., due to injury or retirement), which could result in little or no distributions on the series interests (see “Risk Factors”).

Our Investment Objectives

Our investment objectives are to:

●	Deliver consistent cash flow: Target periodic distributions sourced from each series’ share of an athlete’s future on-field professional sports income under its Brand Advisory Agreement, recognizing there can be no assurance of attainment;

●	Achieve long-term capital appreciation: Seek growth in investor value over time as athlete earnings progress across a career, while acknowledging the speculative, performance-dependent nature of returns;

●	Preserve capital: Emphasize protection of invested principal as an objective, while clearly disclosing that losses, including total loss, are possible in this high-risk, single-athlete series structure;

●	Provide access and potential diversification: Enable investors to gain exposure to athlete income streams on a per-series basis and to build a diversified portfolio across multiple athletes and series over time; and

●	Align operations with investor distributions: Apply proceeds by series (including client advances, fees, and reserves) to support execution of Brand Advisory Agreements and position each series to collect and distribute Brand Income when available.

History and Structure

Formation and Organization. The Company was formed on November 3, 2025 as a Delaware series limited liability company. We are structured to issue separate series of limited liability company interests (the “Series Interests” or “units”) designated for individual athlete-linked investments. Under our Certificate of Formation and Operating Agreement, the Company may establish one or more series, each of which functions as a separate limited liability “cell” with segregated assets and liabilities pursuant to Section 18-215 of the Delaware Limited Liability Company Act. Each series will be created by the Manager executing a Series Designation, each Series Designation to be appended to and become a part of the Company’s operating agreement, that sets forth the specific terms of that series (including the name, the Client and Brand Advisory Agreement to which it relates, the initial capital structure, and any fees applicable to that series). Upon formation, each series will be a separate legal entity, distinct from the Company itself and any other series, to the maximum extent provided by law. No series has any ownership interest in, or liability for, the assets of any other series, and creditors of one series have no claim against the assets of another series or the Company generally, provided that we observe certain separateness formalities (e.g. separate records, bank accounts, and operations for each series) as required under our Operating Agreement and Delaware law. (See “Operating Agreement Highlights – Series Separation” and “Risk Factors – Series Liability” for more information on these provisions and related risks.)

From an investor’s perspective, purchasing units in a series provides an interest only in that particular series and its assets (primarily, the rights under that series’ Brand Advisory Agreement). Investors do not have any rights to share in the assets, liabilities, profits or losses of any other series or of the Company as a whole. Likewise, expenses and obligations incurred with respect to one series are borne solely by that series under our Operating Agreement, and any liabilities of the Company at large (if ever incurred) would not be satisfied from the assets of a particular series. This series structure is central to our business model, as it allows each athlete-focused investment to stand on its own merits and financial results, without cross-collateralization or dilution by other projects. It also permits investors to select individual athletes (via their series) rather than investing in a pooled fund of multiple athletes.

Operations to Date. Since formation, our activities have primarily involved corporate structuring, preparatory regulatory filings, and market research. The Manager (defined below) has been developing our online investment platform and initiating discussions with potential athlete Clients and their representatives. The Company has not yet issued any Series Interests or conducted any offerings prior to this Regulation A offering. We have also not yet entered into any Brand Advisory Agreements, though we have identified and begun diligence on several prospective Clients. The Company’s initial operating capital has been funded by the Manager or its affiliates to cover legal, accounting, and development costs. These organizational and offering-related expenses are expected to be reimbursed or paid by each series from offering proceeds once series are launched, as further described under “Series Level Operations, Cash Flows and Expenses” below. To the extent any potential series offering does not proceed to completion, any expenses incurred in connection with that aborted offering (defined as “Abort Costs” in our Operating Agreement) will be borne by the Manager, not by the Company or any series.

Our Brand Advisory and Revenue Sharing Model

Brand Advisory Agreements with Clients. Each series will operate by entering into a Brand Advisory Agreement with a single Client (typically a professional athlete) at or about the time the series’ offering commences. The Brand Advisory Agreement, sometimes referred to as the BAA, is the core asset of each series (the Operating Agreement refers to each BAA as the “Series Asset” of that series). Under each BAA, the series agrees to provide two main forms of value to the Client: (i) a one-time cash payment to the Client, funded from the proceeds of that series’ offering (the “Initial Advisory Payment”), and (ii) ongoing strategic brand enhancement and promotional advisory services (the “Advisory Services”) for the benefit of the Client. In exchange, the Client agrees to pay the series a contractually fixed percentage of the Client’s future on-field earnings for a defined term of years. The fixed percentage is referred to in the BAA as the “Brand Percentage,” and the portion of the Client’s earnings that is subject to sharing is defined as “Brand Income.” Brand Income generally includes all gross compensation earned by the Client from playing or participating in their sport – for example, salary or game checks from a professional team, league prize winnings, signing or performance bonuses, etc. – but excludes any income the Client earns from endorsements, sponsorships, appearances, licensing of name/image/likeness, or other off-field commercial activities. In other words, only the Client’s actual athletic compensation (sometimes called “on-field” or “on-court” earnings) is shared with the series. This ensures that the series’ interests are aligned with the Client’s sports career performance, while the Client retains 100% of any separate income from personal brand ventures off the field.

Payment and Security Terms. The BAA obligates the Client to pay the agreed Brand Percentage of all Brand Income to the series, which results in the series receiving a contractually defined “Brand Amount” over time (equal to Brand Income × Brand Percentage). To facilitate a series collection of the Brand Amount, the BAA will typically require the Client to irrevocably instruct applicable payors (such as the team or league paying the salary or bonuses) to direct the Brand Percentage share of each payment directly into the series’ designated account. If direct payment by the third-party payor is not feasible, the Client will be required to hold the series’ portion in trust and promptly remit it to the series. In addition, each BAA grants the series a security interest in the Client’s right to receive Brand Income (to the extent of the series’ share) as collateral for the Client’s payment obligations. The series (through the Manager) has the right to file UCC financing statements or similar notices to perfect this security interest. These measures are intended to minimize the risk of non-payment by creating direct payment streams and giving the series a secured contractual claim. Investors should note, however, that enforcement of these rights could be subject to legal or practical limitations in certain situations (for example, limitations on assignment of wages under league rules or state law), and the series’ remedies for non-payment may ultimately require legal action or arbitration against a defaulting Client.

Services Provided to Clients. As part of each Brand Advisory Agreement, the series (acting through the Manager and its affiliates or agents) will provide ongoing Advisory Services to the Client designed to maximize and accelerate the Client’s personal brand growth and unlock new commercial opportunities. These comprehensive, individually tailored services represent a significant value-add for each Client and may include: strategic brand positioning and image refinement to ensure the Client stands out in a competitive marketplace; innovative fan engagement strategies and cutting-edge social media initiatives that build loyal, engaged audiences; preparation and positioning for lucrative endorsements and sponsorships (while the series does not share in endorsement income, cultivating a stronger personal brand can substantially boost the Client’s athletic marketability, negotiate higher contracts, and extend career longevity); full-service marketing campaign development and compelling content creation; and expert strategic guidance aimed at elevating the Client’s public profile and reputation. The Manager leverages a powerful combination of top-tier third-party marketing and public relations firms alongside its own experienced in-house team to deliver these world-class services. All costs associated with these brand enhancement activities are borne by the series (and ultimately by its investors) as part of operating expenses-meaning the Client benefits from professional brand management at no additional out-of-pocket cost. We firmly believe these services create a win-win partnership: Clients receive invaluable professional support to build their brand and maximize their earning potential, while investors benefit from the enhanced Brand Income that flows from a more marketable, higher-profile athlete. By investing in the Client’s success, we are investing in ours. There is no guarantee, however, that the provision of advisory services will have any material effect on the Client’s earnings or performance.

Term and Termination; Clawback Provisions. Each Brand Advisory Agreement is expected to remain in effect for a significant duration to cover a substantial portion of the Client’s career. Unless otherwise specified for a particular series, we currently anticipate that the term of each BAA will extend until the earlier of (i) the Client’s permanent retirement from professional sports, or (ii) 25 years from the effective date of the agreement. This long-term structure is intended to capture value over the Client’s career, including potential peak earning years. The agreements will include negotiated provisions addressing what happens if the Client’s career ends earlier than expected or if the Client experiences extended work interruptions. For example, if a Client voluntarily retires or otherwise ceases to compete professionally before a defined date or milestone, the BAA may terminate early. In such event, and particularly if the Client later resumes their sports career within a short time frame, the contract will provide protections for the series. Specifically, our form BAA includes a clawback provision requiring the Client to repay a portion of the Initial Advisory Payment if the Client voluntarily stops competing and then returns to professional play within five years. This is to prevent a scenario where a Client might take the Initial Advisory Payment, retire prematurely, and then come out of retirement after the series agreement has ended. The exact amount and timing of any clawback repayment will be defined in each BAA (for example, a prorated portion of the Initial Advisory Payment based on how soon the return to sport occurs). Additionally, the BAA will typically allow the series to reinstate or extend the agreement if the Client resumes their career within that protected period, ensuring the series can continue to receive Brand Amount payments from the renewed career. Aside from voluntary retirement, other termination events (such as the Client’s death or permanent disability) will also be addressed in the BAA. Generally, if a Client can no longer earn Brand Income due to death or disability, the obligation to make Brand Amount payments will cease (and any security interest would likely be unenforceable beyond that point). We may seek to mitigate such risks by obtaining key-person insurance on the Client’s life or disability as permitted under the BAA, naming the series as beneficiary to potentially offset lost future Brand Income in those tragic scenarios. It is important to note that the value of each series’ BAA – and correspondingly the value of an investment in that series – is inherently dependent on the uncertain future career of the Client. Investors should review each series’ specific BAA summary in “Series Descriptions” and the related risk disclosures (e.g., risks of injury, early retirement, or contract disputes) in “Risk Factors” before investing.

Additional BAA Terms and Covenants. Our Brand Advisory Agreements contain various other provisions to protect our interests and govern the series’ ongoing relationship with the Client. These include:

●	Reporting and Audit Rights: The Client will be required to provide periodic reports (no less than semi-annually) to the series regarding their professional income, including documentation of Brand Income received, to enable the series to verify proper payment. The series (through the Manager) will also have rights to audit the Client’s relevant financial records related to Brand Income, typically exercisable if a discrepancy or suspected underpayment arises, subject to reasonable notice and confidentiality provisions.

●	Use of Client’s Persona: The series will have a limited license to use the Client’s name, image, and likeness (the “Client Persona”) for purposes of promoting the series and the Platform. For example, the series may display the Client’s photo or biography on our Platform and offering materials to attract investor interest. This right is narrowly tailored and does not permit the Company or series to commercially exploit the Client’s persona beyond marketing the series itself, nor to grant sublicenses. We acknowledge that the Client’s persona is a valuable right, and outside the scope of this limited license, the series has no ownership or income rights related to endorsements or other uses of persona.

●	Confidentiality: Both parties typically agree to mutual confidentiality provisions. The series (and Manager) must keep sensitive personal or financial information about the Client confidential (except as needed for compliance or reporting, or as authorized for marketing purposes), and the Client must keep the terms of the agreement and certain proprietary aspects of our services confidential. This is to foster trust and protect both the Client’s privacy and our business methods.

●	Further Assurances: The Client agrees to cooperate and execute additional documents or take further actions reasonably necessary to effectuate the intent of the BAA. For instance, if a future contract or league requires a revised payment instruction, or if a new form of compensation arises, the Client would be obliged to help implement the series’ rights to its share.

●	Spousal Consent: In many cases, especially for married Clients, we will require the Client’s spouse or partner to sign a consent or acknowledgment regarding the BAA. This is to address any potential marital property claims on the Client’s income that could interfere with our rights. The spouse’s consent ensures that our right to receive the Brand Percentage is agreed to by both parties in a marriage, reducing the risk of later dispute in the event of divorce or community property assertions.

●	Dispute Resolution: Our form agreement typically includes an arbitration clause for resolving disputes arising under the BAA. This means that if the Client were to challenge the agreement or fail to pay and dispute our enforcement, the matter would be handled through binding arbitration (subject to applicable law) rather than public litigation, which can be quicker and more confidential. Equitable remedies (such as specific performance or injunctions) may also be available to us in cases of breach, given the unique nature of the agreements. However, the BAA generally will prevent the Client from seeking to rescind or terminate the agreement except as explicitly allowed; the Client’s remedies for any breach by the series/Manager are typically limited to money damages and do not include any right to terminate the revenue share. This is intended to provide certainty that the series’ right to the Brand Amount cannot be unilaterally undone by the Client outside the agreed terms.

In summary, the Brand Advisory and revenue sharing model is designed to align the interests of the athlete (who receives significant upfront capital and brand support) with those of the series’ investors (who gain a contractual revenue stream tied to the athlete’s professional success). The athlete receives cash and services to build their career, and in return agrees to share a portion of the financial upside of that career. Each series is essentially a vehicle that facilitates this exchange and passes through the resulting economic benefits (after expenses) to its investors. This model carries substantial risks, including the possibility that an athlete’s career does not flourish as hoped or that contractual mechanisms fail to guarantee payment. We urge investors to carefully review the terms of each series’ BAA and the risk factors in this Offering Circular.

Our Manager and Platform

Manager Overview. The Company is managed by Agentiq Sports, Inc., a Delaware corporation, which serves as the sole Manager of the Company and, by designation, the initial Manager of each series (the “Manager”). The Manager is responsible for the overall direction and operations of the Company’s business and has full authority under the Operating Agreement to manage each series and the Company’s day-to-day affairs. In its role as Manager, Agentiq Sports, Inc. will perform (or arrange for others to perform) all Managerial functions for each series, including: identifying and sourcing potential Brand Advisory Agreement opportunities; conducting due diligence on prospective Clients (such as evaluating an athlete’s career prospects, character, and financial considerations); negotiating and executing the Brand Advisory Agreements on behalf of each series; coordinating the launch of each series offering (including regulatory compliance, marketing of the offering, and investor relations during the offering period); and overseeing the provision of Advisory Services to each Client during the term of the BAA. The Manager will also be responsible for administrative tasks such as accounting and financial reporting for each series, maintaining separate books and records for each series, managing series bank accounts, and ensuring compliance with ongoing SEC reporting requirements and other laws. Essentially, investors will not be involved in management; they are passive members of each series, and the Manager exercises sole decision-making authority for each series pursuant to the Operating Agreement and applicable series designations.

The Manager’s interests may at times diverge from those of the investors, and the Manager is entitled to certain forms of compensation from each series (described below). As a result, conflicts of interest may arise. For example, the Manager might have an incentive to favor one series over another in allocating a limited investment opportunity, or the Manager (or its affiliates) might engage in transactions with a series (such as providing services or selling assets to a series) from which it could indirectly benefit. The Operating Agreement and our policies address some potential conflicts – for instance, requiring allocation of shared expenses or opportunities in accordance with a stated Allocation Policy, and disclosing any material transactions with affiliates – but not every potential conflict can be eliminated. Investors should refer to “Management,” “Conflicts of Interest,” and “Risk Factors – Conflicts of Interest” for further details on the Manager’s role, compensation, and potential conflicts.

Manager Compensation. In return for its services, the Manager (and/or its affiliates) will earn fees from each series, as well as be entitled to reimbursement of certain expenses. These arrangements are set forth in our Operating Agreement and will be confirmed for each series in that series’ series designation. There are two primary fees payable to the Manager by each series:

●	Negotiation Fee: Each series will pay the Manager a one-time Negotiation Fee for services related to identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement with the designated athlete for that series. The Negotiation Fee covers the Manager’s associated out-of-pocket costs incurred to consummate the transaction. Without limiting the foregoing, the Negotiation Fee includes (i) sourcing activities, including outreach to athletes and their representatives and evaluation of potential opportunities; (ii) fees and expenses payable to an athlete’s agent or intermediary that are incurred in connection with sourcing, negotiating or closing the Brand Advisory Agreement; and (iii) customary deal expenses reasonably incurred by the Manager in connection with negotiation and closing of the Brand Advisory Agreement, including travel and lodging, diligence and background checks, third-party research, legal and documentation costs, and closing-related technology or data-room charges. For clarity, amounts treated as Offering Expenses (e.g., broker-dealer fees, marketing, escrow, EDGAR/filing and blue-sky/compliance costs) are not included in the Negotiation Fee and remain subject to the separate cap applicable to Offering Expenses. The Negotiating Fee will be determined as (i) a percentage of the total capital that the series advances to the Client under the BAA, that is, the Initial Advisory Payment, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that BAA. The exact percentage and amount of the Negotiation Fee for each series will be specified in the Series Designation (for example, a Negotiation Fee might be 7.5% of the Initial Advisory Payment paid to the Client, plus documented travel or legal expenses related to that transaction). The Negotiation Fee, in effect, compensates the Manager for the upfront work of signing the athlete and finalizing the BAA. This fee will typically be paid out of the proceeds of the series’ offering at closing (as part of the use of funds), reducing the net proceeds available for the Client’s Initial Advisory Payment and other purposes.

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Maintenance Fee: Each series will also pay the Manager an ongoing, annual Maintenance Fee for the ongoing management and administration of the series and the Series Asset. This fee covers the Manager’s continuing services such as monitoring the Client’s performance and payments, coordinating the brand Advisory Services, handling bookkeeping and investor communications for the series. The Maintenance Fee for each series, and the interval at which it is paid (e.g., quarterly or annually), will be set in the applicable Series Designation. For planning purposes, the Maintenance Fee is expected to be a fixed amount or a percentage of the series’ assets (e.g., 0.5%-2.5% of series assets), designed to reasonably reimburse the Manager for the time and resources devoted to that series. The Maintenance Fee is an Operating Expense of the series and will generally be paid out of the series’ available cash (for example, deducted from Brand Amount receipts prior to making any distributions to investors). However, the Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client.

In addition to these fees, the Manager is entitled to be reimbursed by each series for any Operating Expenses that it pays on behalf of that series. Operating Expenses include a wide range of costs related to the series’ business, such as insurance premiums, legal and accounting costs, audit fees, any applicable taxes, filing fees, and other ordinary expenses (see “Series Level Operations, Cash Flows and Expenses” below for more detail on Operating Expenses). Typically, the Manager will advance payment for many of these expenses (especially during the early life of a series before it has steady income) and then periodically recover those amounts from the series’ funds as an “Operating Expense Reimbursement Obligation.” The Manager may choose to waive reimbursement or cover certain expenses entirely at its discretion (for example, to support a new series that hasn’t generated income yet, or as a promotional gesture), but it is under no obligation to do so. Any unreimbursed expenses borne by the Manager, or any fees waived, may effectively be a subsidy that the Manager can discontinue at any time. Investors should understand that the Manager’s ability to collect fees and reimbursements from series (even during periods when a series has little income) could create a financial burden on a series, and the Manager’s interest in receiving its fees might conflict with the investors’ interest in maximizing net distributable cash.

The Manager does not receive a performance fee or profit allocation from the series (i.e., there is no “carried interest” or percentage of profits that goes to the Manager beyond the fees described). Instead, the Manager’s economic incentive is primarily through the Negotiation and Maintenance Fees, and potentially through ownership of Series Interests it may acquire. The Manager or its affiliates are allowed (but not required) to invest in Series Interests alongside other investors, either in the initial offering or via open market purchases, subject to any limitations in the Operating Agreement. If the Manager does hold Series Interests, it will share in distributions on the same basis as other investors for those interests, which may align its interests with investors to some degree. However, the Manager could also sell its interests or have different liquidity considerations, so this alignment is not assured.

It should also be noted that the Manager is the owner and operator of the Platform (discussed below) through which the series offerings are conducted. The Manager may benefit indirectly from platform-related activities or economies of scale as more series are launched (for example, spreading technology costs or gaining brand value for Agentiq). The Manager has also engaged certain third parties to facilitate our offerings, such as the Broker and escrow agent, as described under Plan of Distribution. While the fees for those services (e.g., the Broker Fee and escrow fees) are generally paid by each series as part of offering expenses, the Manager may have arrangements or equity relationships with such providers (for instance, if an affiliate of the Manager develops technology for the Platform or if referral fees are involved). All material affiliated transactions will be disclosed in this Offering Circular or in subsequent reports.

The Agentiq Platform. All of our offerings and investor interactions take place through our online investment platform (the “Platform”), which is owned and operated by the Manager. The Platform is accessible via our website (www.agentiqsports.com) and through our mobile applications for iOS and Android devices. It is designed as a user-friendly online marketplace where investors can learn about each series offering, subscribe for Series Interests, and thereafter manage their holdings. Key features of the Platform include:

●	Offering Information and Education: For each series offering, the Platform provides a dedicated page or section containing the Offering Circular (of which this “Description of Business” section is a part), a summary of the opportunity (including the particular athlete Client’s background and the key terms of the Brand Advisory Agreement), risk factor highlights, and offering terms (price per unit, minimum investment, offering deadline, etc.). Investors can review this information at their own pace and are encouraged to carefully consider all disclosures. We will also include educational content about the general risks of investing in athlete income streams and the nature of our Series Interests, to help investors make informed decisions.

●	Electronic Subscription Process: Investors will subscribe through the Platform via an electronic workflow. This involves creating a user account, completing identity verification (including any required “Know Your Customer” and anti-money laundering checks), and filling out a subscription agreement online. Non-accredited investors will be guided through a short questionnaire to ensure compliance with the Regulation A investment limits (no more than 10% of income or net worth, unless accredited). The Platform will clearly indicate these limits and require investor representations in this regard. Funding of the investment can be done through integrated payment options such as ACH bank transfer, wire, or other methods supported on the Platform. Investor funds for each offering will be held in a segregated escrow account with our appointed escrow agent (North Capital Private Securities Corporation) until the closing of that series offering.

●	Notification and Closing: The Platform will notify investors of their subscription status. The Manager (or an affiliate performing administrative duties) will review subscriptions and has the right to reject any subscription in whole or in part (for example, if suitability concerns or compliance issues arise). Upon acceptance and once the offering closes (meeting the minimum funding and upon qualification by the SEC), investors are issued the corresponding Series Interests, and the Platform will update their account to reflect the number of units held. If an offering is oversubscribed or does not close, the Platform will facilitate appropriate refunds or adjustments per the terms of the offering. Investors will receive confirmations and periodic updates through the Platform, and all contractual documents (like countersigned subscription agreements and the Operating Agreement) will be made available electronically for their records.

●	Post-Offering Investor Dashboard: After investing, users can log into the Platform to view their portfolio of Series Interests, including details such as the number of units owned, the series name (athlete), and any distributions received or pending. The Platform will provide ongoing SEC mandated disclosures such as annual reports (Form 1-K), semi-annual reports (1-SA), current reports (1-U), and any other investor communications. We intend to use the Platform as a primary channel for disseminating information to our investors, in compliance with SEC requirements (investors may be notified via email and directed to the Platform for new reports or updates). Additionally, the Platform may show performance metrics such as the amount of Brand Income received by a series to date, and any estimated valuation metrics, though investors should note these are informational and not a guarantee of market value.

●	Secondary Market Facilitation (Future Plan): Initially, there will be no public trading market for any Series Interests, and the Platform is not expected to support secondary transactions. However, the Manager may in the future explore integration with alternative trading systems (ATS) or other secondary marketplaces to provide liquidity for investors, subject to regulatory compliance. Any such development would be communicated to investors and likely require amendments to this offering or additional regulatory approvals. As of now, investors should plan to hold their Series Interests indefinitely or until the series is liquidated, and the Platform’s functionality is focused on primary issuance and holding, rather than trading.

Through the Platform, the Manager aims to provide a seamless end-to-end experience: from discovering an offering, through investment, and into the ongoing management phase where investors can track the performance of their investment. The Platform also enables the Manager to efficiently manage a potentially large number of investors across many series, using technology to reduce administrative burden (for example, automating distribution calculations or K-1 tax form dissemination, if applicable). All user data and transactions on the Platform are secured and subject to our privacy policy and industry-standard data protection measures.

It is important to clarify that the Platform itself is not a registered broker-dealer or funding portal. Instead, the Company has engaged a registered broker-dealer, Andes Capital Group LLC, to serve as the broker-of-record for our offerings and to provide certain compliance and supervisory services. The Platform operates under the oversight of this broker-dealer arrangement, ensuring that transactions are conducted in compliance with securities laws and regulations. Investor funds in escrow are handled by a qualified third-party escrow agent (North Capital) until release at closing. By structuring the Platform in this manner, we combine a modern, direct investment interface with the regulatory safeguards of traditional securities intermediaries.

Strategy and Plan of Operations

Overall Strategy. Our strategy is to identify and secure Brand Advisory Agreements with athletes who have strong potential for future professional earnings, and to finance those agreements through series offerings to investors. We intend to build a diversified portfolio of series across different sports and athlete profiles, while maintaining a disciplined approach to evaluating each opportunity on its own merits. Key elements of our strategy include:

●	Focus on Early-Career Talent: We plan to primarily target athletes who are early in their professional journey – for example, players in their rookie or sophomore seasons, minor league players on the cusp of major league promotion, or collegiate athletes entering professional drafts. These individuals often have significant future earnings potential but may not yet have earned substantial salaries. By partnering with them early, our upfront investment can be relatively modest (compared to a seasoned star player), in exchange for a meaningful Brand Percentage of potentially growing income. Early-career athletes may also value the upfront capital and guidance more acutely, as they transition to the professional stage.

●	Sport Diversification: While our initial efforts may concentrate on one or two disciplines, our model is applicable across the professional landscape. We anticipate engaging with athletes in sports such as football (NFL), basketball (NBA/WNBA), baseball (MLB), soccer (MLS or international leagues), and potentially others like golf, tennis, or combat sports, depending on demand and regulatory considerations. Diversifying across sports can help spread risk, as the dynamics of contracts and career lengths vary by sport (for example, baseball players have minor league development and arbitration years, whereas football players often have non-guaranteed contracts). Each sport also has its own seasonality and injury risk profile. By not concentrating solely in one sport, the Company as a whole (though each series is separate) can learn and adapt to different sports markets, and investors can choose which sports they want exposure to via different series.

●	Selective Client Criteria: We will be highly selective in choosing Clients with whom to enter BAAs. Not every athlete will be a good fit for our model. We consider a variety of factors when evaluating a potential Client, including:

o	Performance and Potential: The athlete’s current performance statistics and qualitative evaluation of their potential for a successful professional career (e.g., projected career length, physical attributes like age and health, and improvements over time). We look for signs that the athlete could achieve higher levels of success (and earnings) in the future, such as being on an upward trajectory in their sport or having standout talent that is not yet fully reflected in their compensation.

o	Character and Public Persona: The athlete’s reputation, personal character, and public image. Since our series will effectively be partnering with the athlete for many years, we prefer Clients who demonstrate professionalism, work ethic, and a positive or marketable personal brand. Any history of off-field issues or conduct that could limit commercial opportunities or career advancement will be heavily weighed. We also consider how appealing the athlete might be to a broad fan/investor base, as that can affect the level of interest in the series.

o	Financial Considerations: The terms of the athlete’s existing or expected contracts and their financial needs. We will analyze any current professional contract (for those already signed to a team) and the athlete’s prospects for future contracts (e.g., upcoming free agency or draft position). We aim to set a Brand Percentage that offers upside to investors but remains attractive to the athlete. We also evaluate whether the amount of the Initial Advisory Payment we can offer (via the series offering) is likely to be sufficient and compelling for the athlete’s purposes (which could range from training expenses, insurance, family support, or simply monetizing future value early).

o	League/Regulatory Environment: Whether there are any league rules, NCAA regulations (for collegiate transitioning athletes), or legal impediments to entering the BAA. We ensure that the arrangement will not violate any contracts the athlete has (such as standard player contract restrictions on assignment of income) or any governing rules. For example, some leagues might have policies about players assigning or pledging future salaries – we structure our agreements as revenue sharing to comply with such rules. If an athlete is in college, we would only proceed in a manner that does not jeopardize their eligibility (for instance, possibly waiting until they declare professional status or using Name/Image/Likeness regulations if applicable). These compliance checks are a crucial part of our due diligence.

We typically leverage the Manager’s network of sports industry contacts – including sports agents, trainers, scouts, former athletes, and other insiders – to source potential Client opportunities. The Manager’s team includes individuals with experience in sports management and marketing, which helps us identify candidates who meet our criteria and to approach them (or their representatives) in a professional manner. In some cases, athletes or agents may approach us through our Platform or marketing outreach, expressing interest in our program. We will maintain an objective evaluation process for all prospects, whether sourced internally or via inbound inquiry.

Deal Process: Once a potential Client is identified, our process generally involves the following steps: initial outreach and education (explaining how our model works and what the athlete would receive and owe); mutual due diligence (we analyze the athlete’s background and prospects, and they/his representatives evaluate our terms and credibility); negotiating key deal terms (Brand Percentage, Initial Advisory Payment amount, term, any special provisions); and signing a letter of intent or term sheet. Often, the Manager (or an affiliate) may sign the Brand Advisory Agreement with the Client in principle before the series offering, with the agreement contingent on the successful closing of the offering. In such cases, the BAA or a rights assignment from the Manager will be assigned to the specific series at closing of the offering. This approach allows us to secure the commitment of the athlete while still complying with securities laws (since investor funds can only be used after the offering closes). If the offering for that series fails to raise the minimum required amount, the agreement would not go into effect (or would be nullified) and any Abort Costs incurred would be borne by the Manager as noted above. We aim to only bring to market series offerings for which we have a high confidence in the underlying BAA going forward.

Scaling Plan: We plan to launch a number of series in the next 12 to 24 months, subject to market conditions and investor demand. Our intention is to offer new series on a rolling basis – potentially several in parallel across different sports – via the Platform. By staggering series launches, we can maintain continuous offerings and grow our overall business. However, we will only proceed with a series when an appropriate Client has been secured and when we believe the offering has a reasonable likelihood of success. At this time, it is difficult to predict the exact number or timing of series we will introduce, especially as we are in the inaugural stages of this model. Currently, we anticipate launching 10 to 20 series in 2026 and another 20 series in 2027; however, we cannot guarantee that we will be successful in meeting tis objective. We will monitor investor reception and may adjust the pace of new offerings accordingly. We initially intend to focus on Major League Baseball and MLB athletes, then expand into other sports.

Operations of Each Series Post-Offering: After a series completes its offering and the Brand Advisory Agreement is effective, the series will operate by (a) ensuring the Client receives the contracted services and support, (b) monitoring and enforcing the Client’s payment of the Brand Amount, and (c) managing the financial aspects of the series (paying expenses and distributing any available cash to investors). The Manager will actively monitor the Client’s professional status – for example, tracking game appearances, contract signings, or any news that could affect Brand Income. We will maintain open communication with the Client (and often their agent or financial advisor) to foster a positive partnership. If issues arise (like a missed payment or a potential breach of an agreement), the Manager will address any such issues promptly, invoking audit or enforcement rights as needed to protect the series’ interests.

While each series will benefit from the Manager’s oversight and the Platform’s infrastructure, each series will be financially independent. The success or failure of one series does not dictate the outcome of another. For instance, if the athlete contracted to a particular series suffers a career-ending injury resulting in minimal Brand Income for that series, investors in another series (with a different athlete) are not directly impacted. That is, the assets or income of the other series are not affected by the failure of one particular series (though there could be indirect reputational effects on the Platform overall). Additionally, the Manager may use its own resources to support one series (if needed and at its discretion) without any obligation to do the same for another. This is the inherent nature of our series LLC approach.

Competitive Advantages: In executing our strategy, we believe we have certain advantages. These include the Manager’s specialized knowledge of both the sports industry and securities offerings, our technology-enabled Platform which lowers the friction of reaching a broad base of investors, and a first-mover position in what we view as an emerging niche of athlete career investing (aside from a few historical examples, this model is not widespread). By combining fan engagement with investing, we hope to unlock a new source of capital for athletes that traditional sports agencies or banks do not offer. We also provide value to athletes beyond money, through our brand services, which can differentiate us in attracting Clients. That said, we are also aware of the challenges – we need to convince both athletes and investors of the fairness and viability of our model, and as a startup, we must prove our concept through successful initial series offerings.

Plan of Operations for the Next 12 Months: Over the next year, our plan of operations includes: (1) launching our first series (or initial set of series) and closing those offerings; (2) deploying the series offering proceeds to the respective Clients and commencing the brand advisory services for those Clients; (3) collecting initial Brand Income payments (timing will depend on each Client’s earnings cycle – e.g., in-season salaries might yield payments within months of closing, whereas off-season might have a delay); (4) distributing any available cash to investors as per our distribution policy (likely beginning only after a few payments have been received and after establishing necessary reserves); (5) expanding our pipeline by signing additional BAAs or term sheets with new athletes to feed subsequent series offerings; and (6) continuously improving our Platform and operational systems based on feedback and observed needs (for example, adding features to automate reporting or refining our marketing approach to reach more investors). We will also ensure compliance with all required filings and corporate governance formalities as we grow. The Manager expects to hire or contract additional personnel in areas such as sports talent scouting, marketing, and investor relations as the number of series increases, in order to maintain quality of service to both Clients and investors.

In summary, our plan is to methodically grow a portfolio of athlete-linked investment series, providing value to Clients through upfront funding and brand support, and aiming to provide value to investors through a share of athletes’ future earnings. This will be accomplished under careful oversight and with adjustments as we learn from initial series outcomes. We are aware that our business model is untested at scale, and we will continuously refine our strategy to respond to competitive forces, regulatory changes, and the performance data we gather from the initial series.

Industry and Competitive Landscape

We operate at the intersection of the professional sports industry and the alternative investments market. Our business model – securitizing a portion of an individual athlete’s future earnings and offering it to retail investors – is novel and not yet common, but it draws on trends in both industries. Below, we discuss the context, potential competition, and external factors affecting our business environment.

Sports Industry Context: The professional sports industry is massive and composed of various leagues and organizations, each with its own rules regarding player contracts and compensation. Athletes typically earn income through contracts with teams (salary and bonuses) and through endorsements or sponsorships. Traditionally, athletes facing financial needs or looking to capitalize on future value have had limited options: they might take out loans (sometimes using future contract guarantees as collateral), enter into endorsement deals (which pay them based on their fame), or in rare cases, engage in personal brand monetization deals. A precedent for our model can be seen in historical cases like that of Fantex, Inc., which around 2013 launched a platform to buy economic interests in professional athletes’ earnings via tracking stock IPOs. While Fantex gained media attention, it was short-lived and did not become a mainstream mechanism, partly due to regulatory complexities and the difficulty of sustaining a trading market for those securities. Our approach under Regulation A with a series LLC is a more recent innovation, aiming to make such investments feasible on a wider scale.

From the athlete’s perspective, our offering competes with other means of financing or monetization. For example, an athlete might consider our Brand Advisory Agreement versus simply negotiating a higher salary (if possible), seeking an advance from their agent, or signing an endorsement that provides upfront cash. The value proposition we offer is unique in that it directly ties into their professional income and provides supportive services. However, some athletes may be hesitant to “sell” a slice of their future earnings due to psychological factors or advice from agents/financial advisors who are unfamiliar with our model. A factor in our favor is that we do not take any of the athlete’s off-field earnings, which means the athlete retains full upside on endorsements and other ventures – this could make our model more palatable compared to, for example, an agency that takes a percentage of all income or a loan that has to be repaid with interest regardless of success.

We must also navigate league and players’ association regulations in the sports industry. Most leagues do not explicitly contemplate third-party sharing of player salaries, but they often restrict assignment of player contracts. We structure our agreements carefully as revenue sharing contracts that do not assign or encumber the player’s contract itself, and we obtain direct payment instructions in compliance with payroll practices (for instance, using standard forms for direct deposit splitting if available). There is a risk that a league or players’ union could disapprove of or challenge these arrangements, especially if they perceive it as potentially exploitative of players or in conflict with collective bargaining agreements. As part of our industry landscape, we will monitor any guidance or rules from leagues. For example, if the NFL or NBA were to issue a policy against players entering into future income contracts, we would have to cease targeting those leagues’ players. Currently, to our knowledge, no major U.S. league has formal rules prohibiting what we are doing, but the landscape could change as our model gains attention. We may seek informal or formal approval from league officials or players’ associations as we grow, to ensure our model is sustainable within the sports ecosystem.

Alternative Investments and Crowdfunding Landscape: From the investment perspective, our series offerings fall under the broader category of fractional alternative assets or crowdfunding investments. In recent years, platforms have emerged that allow retail investors to buy shares in non-traditional assets such as real estate, art, collectibles, litigation finance, royalties, and income streams. For instance, there are platforms for investing in music royalties (such as the Musicow platform, which our Manager has studied as a comparable model), sports memorabilia, or shares of private companies. These platforms, including our own, are part of a movement to democratize access to investments that were once only available to large institutions or not available at all. We see this as our broader industry: financial technology (FinTech) companies enabling crowdfunding and fractional ownership.

With respect to direct competition, as of this writing, there are a limited number of companies explicitly operating “athlete earnings” investment vehicles. Vestible, Inc. (mentioned in the context of Vestible Platform) appears to be a venture with a similar concept of investing in athlete income, targeting early-career athletes and using a series LLC structure under Regulation A (their filings indicate a plan to acquire percentages of future income of football, basketball, baseball, and soccer players). Vestible’s platform, if active, could be considered a direct competitor as it would appeal to the same investor base and pool of athletes. We will differentiate ourselves through our branding, the specific services we offer to athletes, and possibly through focusing on different sports or niches. It is also possible that established sports agencies or new startups could attempt their own versions of athlete-backed securities. For example, a large sports agency might consider facilitating investments in their star clients (though this could raise conflict of interest concerns for them). To our knowledge, no major agency has done so yet in a public offering format.

We also face indirect competition for investors’ dollars from other sports-related investments. Some investors might find our series analogous to investing in sports teams or leagues (e.g., buying stock in publicly traded sports franchises or media companies that depend on sports) or even participating in daily fantasy sports or sports betting as a form of engagement with athlete performance (though those are very different in risk profile). Additionally, as an entertainment investment, our business might be compared with investing in music artists’ royalties or film box office shares. While the underlying assets differ, the common theme is investing in future revenue streams of talent or content. We consider any platform that offers income-sharing with talent (be it in music, acting, or otherwise) as part of the competitive landscape insofar as it educates investors to the concept and, conversely, if a high-profile failure were to occur, it could impact investor appetite across the board.

Our competitive strategy emphasizes being a transparent and athlete-friendly platform. We aim to attract top-tier (albeit early-stage) talent by offering fair terms and demonstrating that we can add value to an athlete’s career. If we become known as a supportive partner to athletes – not just a financing source – we believe more athletes will want to work with us, giving us a competitive edge in sourcing deals. On the investor side, we will strive to build credibility through compliance, clear disclosures, and delivering on promises (for example, making timely distributions and providing honest updates). Being among the first movers in this space, we know that any missteps could affect trust in the model itself. Therefore, we view responsible operation as not just a compliance need but a competitive imperative to set a positive precedent.

Market Acceptance and Growth: The market for investing in athletes’ earnings is still in its infancy. A critical aspect of our industry landscape is investor education and acceptance. Many potential investors are sports fans who have never invested in this kind of an opportunity. They may find the concept intriguing but also have questions such as how returns are generated and what happens if the athlete fails. We, and any peers in this space, have to invest in educating the market. If we are successful and investors see some returns, it could unlock a significant new asset class. Considering that the sports industry’s athlete payrolls run in the tens of billions of dollars annually, even a small fraction of that packaged as investable securities could become a large market. On the flip side, if early series underperform or if there are negative headlines (for example, an athlete complaining about their deal in the media), it could sour public perception. As pioneers, we must carefully manage both investor and athlete relationships to nurture the market’s growth.

Regulatory changes could also shape the competitive landscape. Any modifications to Regulation A or securities laws that make it easier or harder to do what we do will affect potential entrants. Similarly, if leagues or governments impose rules (for instance, a law to protect athletes from certain financial contracts), that could alter how we operate. We keep abreast of policy discussions around athlete income assignment, sports betting (since it relates to monetizing sports outcomes), and financial innovation in sports.

While we currently face relatively few direct competitors in offering fractional investments in athletes’ Brand Income, we operate in a broader competitive environment that includes other alternative investment platforms and the traditional sports finance ecosystem. Our success will depend on effectively carving out a reputation and niche within this environment. We believe the novelty of our product is both an opportunity and a challenge: we have the chance to lead in creating a new market, but we also must overcome the lack of historical precedent and any skepticism from potential stakeholders. We will continue to monitor the competitive landscape and adjust our outreach and offerings to maintain a compelling value proposition for both investors and athletes.

Series Level Operations, Cash Flows and Expenses

Each series of the Company will have discrete operations and financial flows related to its specific Brand Advisory Agreement. This section describes how a series will use the proceeds from its offering, how it will generate and handle cash inflows from Brand Income, the types of expenses it will incur, and how cash will ultimately be distributed to investors. Importantly, by the design of our structure, cash flows and expenses of one series do not intermingle with those of any other series or the Company’s operations (except for certain shared expenses allocated in accordance with our policies, as discussed below).

Use of Offering Proceeds and Initial Series Capitalization: When a new series is launched, it raises capital from investors through the sale of Series Interests (units). The primary use of the offering proceeds is to fund the series’ upfront obligations under the Brand Advisory Agreement with its Client. Specifically, a substantial portion of the gross proceeds – typically the majority – will be used to pay the Client’s Initial Advisory Payment shortly after the offering closes (within the timeframe specified in the BAA, e.g., 5 days after the Commencement Date (as defined in the BAA)). In the event that we set the Minimum Offering Amount at an amount less than one hundred percent of the full amount of the Initial Advisory Payment, which lesser amount we refer to as the Minimum Percent amount, we will pay the Client the Minimum Percent amount at the Initial Closing and pay the balance of the Initial Advisory Payment at subsequent closings of the series offering. In our model, we expect that at least 50% of the gross proceeds of a series offering will be paid out to the Client as their upfront compensation, though this percentage may vary slightly by series depending on the negotiated terms and exact offering expenses. The remainder of the proceeds will generally be used to cover:

●	The one-time Negotiation Fee to the Manager for that series, as described earlier (a percentage of the Client’s payment plus expense reimbursement);

●	Any Offering Expenses allocated to the series, such as legal and accounting fees for preparing the offering, filing fees, marketing or promotion costs related to the offering, Broker-Dealer fees or commissions (the Broker Fee payable to our broker, Andes Capital Group, LLC, for its role in the offering), escrow agent fees, and regulatory compliance costs; and

●	Establishment of initial reserves for the series, if deemed necessary by the Manager. For example, the Manager may decide to retain a small portion of proceeds in the series’ bank account as a starting cash balance to pay upcoming insurance premiums, initial Advisory Services costs, or other near-term Operating Expenses before the Brand Amount is received.

All of these allocations will be detailed in the “Use of Proceeds” section of each series’ offering materials. In summary, investors should understand that not all the money they invest goes to the athlete - a portion goes to fees and expenses of setting up the series and reserves for the future operation of the series. However, we will strive to maximize the amount directed to the athlete (since that correlates with potential future earnings through the Brand Percentage) while still responsibly covering necessary costs. If the offering does not reach the minimum amount needed to fund the Initial Advisory Payment and associated fees, the offering will typically not close, and funds will be returned to investors (in which case the Manager bears the Abort Costs as discussed).

Upon closing of the offering, the series will disburse the Client’s payment and pay the immediate fees and the Brand Advisory Agreement becomes effective. The series then holds the contractual rights to receive the Brand Amount going forward. At this point, the series’ “balance sheet” will consist primarily of the BAA (as an intangible asset representing the future income stream) and whatever small cash reserve remains after initial disbursements. The series will also carry on its books any liabilities incurred at inception, such as the obligation to pay the Manager’s fees (if not paid immediately) or any accrued offering expense payable.

Collection of the Brand Amount: After the series is in operation, its revenue will come exclusively from the Brand Amount payments made by the Client under the BAA. The timing and frequency of these payments will depend on the Client’s actual earnings schedule. Typically, professional athletes are paid on a regular schedule during their season (e.g., bi-weekly or monthly paychecks) and may receive lump-sum bonuses at signing or upon achieving performance goals. The BAA requires that the Brand Percentage of each such payment be forwarded to the series contemporaneously. In practical terms, if the Client’s team pays a salary every two weeks, the agreed percentage of each paycheck would be directed into the series’ account every two weeks. In cases of bonuses, the series would receive its share promptly after the bonus is paid to the athlete. We anticipate that Brand Income flows could be somewhat irregular – for instance, an athlete might have no earnings in an off-season if not under contract, then sign a new contract with a large signing bonus (yielding a one-time influx), or a player might earn league minimum until being hired by a major team. The Manager will monitor all these events. All Brand Amount payments received by a series will be deposited into a dedicated bank account for that series (separate from other series’ accounts). We have policies to ensure funds are not commingled: each series’ cash is tracked independently on our ledger and held either in separate accounts or sub-accounts titled in the name of that series.

In some situations, the series might not immediately receive the Brand Percentage from a given payment (for example, if a team’s payroll system cannot split payments). In those cases, as described under the BAA terms, the athlete is responsible for holding the funds in trust and remitting them. The Manager will work closely with the Client to facilitate timely transfers. We may also utilize the services of a third-party payment processor or custodian to help channel payments (subject to compliance with any relevant regulations such as assignment of income laws). The BAA’s grant of a security interest and our ability to monitor income (via the reporting requirements) are tools to enforce collection if needed, but our preference is always to have a seamless, agreed flow of funds without resorting to enforcement actions.

Investors should be aware that initial Brand Amount payments might not be received immediately after an offering. There could be a lag if, for example, the series closes in an off-season or if the athlete is not yet under an income-producing contract. In such cases, the series might not see significant inflows until the athlete’s season starts or the athlete signs a new contract. We will disclose in each series description the expected timing of Brand Amount payments (to the extent known, e.g., “Player X is currently under contract for $Y per year, paid semi-monthly from September through March, so the series expects to begin receiving payments in [month]”). Nonetheless, unexpected delays or gaps can occur, and there is no guarantee of steady cash flow.

Operating Expenses of a Series: Each series is responsible for its own ongoing expenses. As defined in our Operating Agreement, Operating Expenses of a series include, among other things: the Maintenance Fee payable to the Manager; any fees and costs for professional services (e.g., accounting, audits, state filings, SEC reporting compliance) allocable to that series; insurance premiums for any insurance covering the series or its Client or Manager (such as liability insurance or key person insurance on the Client); any taxes applicable to the series; any legal expenses associated with that series (for example, if the series had to enforce the BAA or respond to legal claims); fees of any third-party service providers engaged specifically for that series (such as a registrar/transfer agent for that series’ units, if any); and any other operational costs that can arise in the course of running the series (e.g., costs of communications to members of that series). Some of these expenses are predictable (Maintenance Fee, scheduled audit costs), while others would occur only if needed (legal costs for enforcement, etc.).

Certain expenses, such as general marketing of the Platform, common technology expenses, or salaries of personnel who service all series, may be shared across multiple series or the Company as a whole. Our Operating Agreement allows the Manager to allocate such costs among series in a fair and reasonable manner via an Allocation Policy. For instance, if an annual SEC filing service covers all series, the Manager might split the cost proportionally by number of series or complexity. The Manager has discretion in allocation but must do so consistently and in good faith. By pooling resources, series can benefit from economies of scale. However, we emphasize that no series will be charged for expenses clearly attributable to another series or to the Manager’s own overhead (the Manager covers its own overhead expenses such as office rent and salaries, out of its Management fee and other resources, and such overhead is explicitly not passed to the series except as allowed fees).

Each series will maintain its own books and records, and the Manager will ensure that all income and expenses are accounted for at the series level. We plan to prepare financial statements for each series (which may be included in our consolidated financial reporting with appropriate breakout, or provided separately in “Series Financial Statements” sections of our annual report as required). The transparency of series-level finances is important so that investors can see how their specific series is performing.

Cash Flow and Distributions: The net cash flow of a series will generally follow this pattern: as the series receives Brand Amount payments, those funds will accumulate in the series account. Periodically (for example, monthly or quarterly), the Manager will review the series’ cash balance and upcoming obligations. From the incoming funds, the series will pay any due Operating Expenses – this could include, for example, paying the Manager its Maintenance Fee at the designated interval (assuming the series is generating Client income), paying any insurance premium due, and settling any invoiced expenses for services. The Manager may also retain a portion of funds raised in its offering as a reserve for future known expenses or to buffer against irregular income (for instance, setting aside some cash during an athlete’s in-season months to cover expenses during off-season when little income comes in). After covering expenses and appropriate reserves, the remaining Free Cash Flow (a term defined in our Operating Agreement as essentially the net cash from operations less expenses and reserves) will be available for distribution to the series’ investors.

The Manager has the authority to determine Free Cash Flow and to make distributions from time to time, in accordance with the terms of the Operating Agreement and the specific Series Designation. We anticipate adopting a Series Distribution Policy that might set a regular schedule (for example, distributions could be considered quarterly, after the close of each calendar quarter, or semi-annually) for reviewing and distributing Free Cash Flow. The exact timing will balance administrative feasibility with investor expectations and the variability of payments. If Brand Amount payments are coming in very frequently (e.g., bi-weekly), we might choose to distribute quarterly to avoid overly small, frequent payments; if it’s only a few large payments per year (e.g., a bonus), we might do semi-annual to wait until funds aggregate. In any event, no distribution will be made if it would impair the series’ ability to meet its liabilities or if the series has no Free Cash Flow available. Our Operating Agreement also prohibits us from distributing in kind assets (not that it would apply here, as Brand Amount payments are in cash, but this means we won’t, for example, transfer part of the BAA itself to investors – distributions are cash only).

When a distribution is declared for a series, it will be made to all investors in that series pro rata based on the number of units they hold. For example, if a series has 1,000 units outstanding and an investor owns 100 units (10%), that investor will receive 10% of any distribution amount declared for that series. Distributions will generally be paid through the Platform, meaning the cash will either be deposited into investors’ linked bank accounts or credited to their Platform account wallet, depending on our arrangements with the transfer agent and payment processors. Investors will likely have the option to withdraw or potentially reinvest (if a reinvestment plan or new offerings are available at that time).

It’s important for investors to understand that initially, a series might not have any distributable cash for some time. We may accumulate reserves especially in the early stages to ensure the series can cover fixed expenses like audit fees, etc., before we start paying out distributions. Once a series matures and if the athlete’s Brand Income becomes steady, we intend that distributions will represent the primary way investors realize returns (since capital appreciation of units is uncertain without a trading market). However, the Manager may also adjust distribution practices depending on circumstances. For instance, if the athlete’s earnings are expected to substantially increase (say they are on a minor league contract but likely to get a big major league contract next year), the Manager might hold more cash in reserve to possibly offer the athlete a contract restructuring or to cover a larger scope of services, if that could enhance long-term value. Any material changes to distribution policy would be disclosed to investors.

Handling Shortfalls and Manager Support: If a series does not have enough cash on hand to pay its obligations (for example, if unexpectedly the athlete’s payments cease but there are still expenses such as insurance or reporting costs due), the Operating Agreement provides mechanisms to address this. The Manager can, at its discretion, cover the shortfall in a few ways: (i) it could loan money to the series to cover the expenses (an Operating Expense Reimbursement Obligation), which the series would then repay from future income; (ii) it could cause the series to issue additional units (subject to offering compliance) to raise more capital, though doing so might dilute existing investors and we would seek to avoid this unless necessary; or (iii) the Manager could pay the expenses itself and not seek reimbursement, effectively treating such expenditures as an absorbed cost. The choice may depend on the Manager’s confidence in future Brand Amount payments to the series and general business considerations. The Manager is not obligated to advance funds, but it may do so to protect the series’ asset (for example, paying a filing fee to maintain rights, or legal fees to enforce the BAA, could benefit both the series and indirectly the Manager’s reputation). If the Manager does advance funds as a loan, it may charge a reasonable interest rate (not lower than the IRS Applicable Federal Rate to avoid it being deemed a contribution). Any such Operating Expense loans would be documented and would be repaid out of future Free Cash Flow before distributions. We will disclose in our reports if any series has outstanding Operating Expense Reimbursement Obligations to the Manager, as this affects the cash available to investors.

If a series consistently underperforms (i.e., the athlete earns far less than anticipated), it is possible that expenses could exceed revenue for an extended period. In such scenario, the Manager may continue to cover certain essential expenses to keep the series compliant (like audit or reporting costs) but could also decide not to prolong the series unnecessarily. Under our Operating Agreement, a series can be terminated and wound up by the Manager if it deems appropriate (for example, if the BAA has effectively ended and there is no reasonable source of further income) in accordance with the procedures set forth (which typically involve distributing any remaining assets to investors after paying off liabilities). Upon liquidation of a series, investors would get whatever cash is left after all debts (including any owed to the Manager or others) are paid. In a worst-case of a failed series, this might be zero.

Example Cash Flow Illustration (Hypothetical): To illustrate how a series might operate financially, consider a hypothetical series: Agentiq Sports 1 Series A, linked to a fictional football player. The series raises $500,000 in its offering. Of that, assume $400,000 (80%) is paid to the player as the upfront amount, $50,000 (10%) goes to fees and offering expenses (including a $40,000 Negotiation Fee to Manager and $10,000 in legal/broker/filing costs), leaving $50,000 in the series. The Manager might keep $20,000 as an initial reserve and use $30,000 to prepay an insurance premium and set up a marketing campaign for the player’s brand (these are Operating Expenses). Now assume the player’s Brand Income over the first year is $200,000 (from salary and bonuses) and the Brand Percentage is 10%, the series receives a Brand Amount of $20,000 throughout the year (approximately $1,667 monthly). The series has ongoing expenses: assume a Maintenance Fee of $5,000/year to Manager, $5,000 for audit/tax, and $2,000 assorted (total $12,000). Those are paid out of the $20,000 income, leaving $8,000. The Manager also decides to keep $3,000 of that in reserve for safety, so $5,000 is Free Cash Flow. That $5,000 is distributed pro rata to investors (if there were 500,000 units at $1 each originally, that’s $0.01 per unit for the year, or 1% yield for that year in this simplistic example). If the next year the player makes more money (say Brand Income yields Brand Amount payments of $30,000 to the series and expenses stay similar at $12,000), more Free Cash (around $18,000) could be distributed. This example is oversimplified and actual results will vary, but it demonstrates the flow: investors’ returns come from the excess of Brand Amount payments over expenses in their series.

No Cross-Series Financial Liability: It is worth reiterating that expenses or liabilities of one series will not be paid using the funds of another series. For example, if Series A in the above scenario had a shortfall, we would not use funds from Series B to cover it. Each series stands on its own. The only entity that might cover a shortfall is the Manager (as discussed), but investors in other series are not impacted except insofar as the Manager’s financial strength could be affected if it has to cover many shortfalls (which is a risk to our overall business). We maintain separate bank accounts/ledgers and will not loan money from one series to another.

Related-Party Transactions: All cash flows described are generally between the series and third parties (Client, vendors) or the series and the Manager. If any other related-party transactions occur (for instance, if an affiliate of the Manager provides a service to the series for a fee), those will be on arm’s-length terms and disclosed. The primary related-party flows are the Manager’s fees and expense reimbursements already discussed.

In conclusion, each series’ financial operation is straightforward in concept: raise money, pay athlete and setup costs, then collect athlete payments and distribute net proceeds. The complexity lies in managing timing mismatches and ensuring that expenses are controlled so that investors can receive returns. We have structured the agreements and our operations to minimize overhead drag on each series (for example, by centralizing certain functions at the Manager level and having the Manager absorb its own overhead costs). Nonetheless, investors should be aware that especially in the initial years of a series, expenses (including Manager fees) will reduce or potentially entirely consume the Brand Income of the series, and only if and when Brand Income grows or remains strong will significant distributions occur. Financial reports for each series will be provided annually so that investors can track this performance over time.

Allocation of Expenses

To the extent relevant, Offering Expenses, Negotiation Fees, Operating Expenses, revenue generated from series assets and any indemnification payments made by the Manager will be allocated among the various series in accordance with the allocation policy set forth below. Costs and expenses specific to a series offering and the administration of that specific series (such as escrow fees, the Maintenance Fee and any brokers fee) will be allocated to that series (in many cases by deducting those expenses from the gross proceeds of the series offering) as the Manager’s practice will be to allocate items that are attributable to a specific Series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company or the Manager in general, it will be allocated pro rata based on the value of the underlying Series Asset held by a series, on the gross proceeds of each series offering, or on the number of outstanding series, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof revenue and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Brand Amounts received under Brand Advisory Agreements	Allocable directly to the applicable series
Offering Expenses (Except for commissioned based broker fees which will be paid directly by the series, the Manager will be reimbursed by a series through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds.)	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata among the applicable series
	Marketing Expenses	Allocable directly to the applicable series or pro rata among the applicable series depending on the actual cost structure
	Commission based broker-dealer fees	Based on the gross proceeds of each series offering
	Broker fees other than cash commissions (e.g., onboarding fee and series launch fees)	Non-allocable, to be borne by the Manager
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata among the applicable series
	Audit and accounting work related to the regulatory paperwork of a series	Allocable directly to the applicable series
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata among the applicable series
	Compliance work including diligence related to the preparation of a series	Allocable pro rata among the applicable series
	Bank transfer and other bank account related fees	Allocable directly to the applicable series
Negotiation Fee and Related Expenses	Identifying, sourcing, structuring, negotiating, documenting and closing the Brand Advisory Agreement	Allocable directly to the applicable series
Operating Expenses	Transfer Agent fees	Allocable directly to the applicable series
	Legal or regulatory fees incurred by the Company generally (and that relate to all series generally)	Allocable pro rata among the applicable series
	Maintenance Fee (accrued and paid only if the series is generating revenue from the Client)	Allocable directly to the applicable series
	Insurance premiums related to a specific Series Asset	Allocable directly to the applicable series
	Insurance premiums or expenses, including directors’ and officers’ insurance for the directors and officers of the Manager	Allocable pro rata among the applicable series
	Fees, costs and expenses incurred in connection with the management of a Series Asset, including periodic fees associated with athlete audits, income taxes, marketing fees and investigative fees	Allocable directly to the applicable series
	Ongoing reporting requirements (e.g. Regulation A or Securities Act reporting)	Allocable pro rata among the applicable series
Audit, accounting and bookkeeping related to the ongoing reporting requirements of the series	Allocable pro rata among the applicable series
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable directly to the applicable series

Regulation and Reporting

Our operations and offerings are subject to various regulations, and we are committed to compliance with all applicable laws. In this section, we outline the key regulatory considerations for the Company and each series, and our reporting obligations to investors and regulators.

Securities Law – Regulation A Offering: The Series Interests in our series to be offered to investors are securities under U.S. law. We are conducting these offerings under Tier 2 of Regulation A as qualified by the SEC. Regulation A (often called “Reg A+”) allows us to offer securities to the general public subject to certain limits and ongoing reporting requirements, without registering the securities under the Securities Act of 1933. Each series offering has been qualified by the SEC, meaning the SEC has reviewed and permitted the offering to proceed (though SEC qualification does not imply approval or endorsement of the investment’s merits). Under Tier 2 of Regulation A, investors must adhere to the investment limits if they are non-accredited (as described in the “Offering Summary” and subscription process), and we are required to comply with periodic reporting and disclosure obligations (detailed below).

Blue Sky (State) Securities Laws: Tier 2 offerings pre-empt state securities law registration, which means we generally do not have to register or qualify each offering in individual states. However, we are subject to state anti-fraud provisions and may need to file notice filings in certain states or pay state filing fees. We have taken steps to ensure we meet any such requirements. Additionally, our broker-dealer partner (Andes Capital Group) and our Platform conduct the necessary investor residence verifications and other compliance checks to ensure a smooth multi-state offering process. Investors from all states in the U.S. (and potentially certain foreign jurisdictions, in the Manager’s discretion) are eligible to invest, provided the legal requirements are satisfied. We currently limit sales to U.S. persons and a small number of non-U.S. persons on a case-by-case basis. If we do accept non-U.S. investors, we will comply with any necessary offshore offering regulations (e.g., Regulation S under the Securities Act for offers outside the U.S.).

Ongoing SEC Reporting (Tier 2 Reporting Requirements): As a Tier 2 Regulation A issuer, we are required to file the following reports with the SEC:

●	Annual Report on Form 1-K: Within 120 days after the end of each fiscal year, we will file an annual report containing, among other information, audited financial statements for the year, a discussion of our business and each series’ performance, management updates, and other disclosures similar to what would be in a Form 10-K for a public company. Because we are a series company, our financial reporting will either include combined or consolidated financials showing each series (and the Company) or separate financial statements for each series, as appropriate under SEC rules. The annual report will also update certain business and risk disclosures as needed.

●	Semiannual Report on Form 1-SA: Within 90 days after the end of the first six months of each fiscal year, we will file a semi-annual report with unaudited interim financial statements and a shorter management discussion and analysis of operations for the first half of the year.

●	Current Reports on Form 1-U: We will file current reports to disclose important events (similar to Form 8-K for public companies). For example, if a new series is qualified and launched, if we enter into a material contract like a significant Brand Advisory Agreement (beyond what’s described in the Offering Circular), a change in Manager or key governance, significant legal proceedings, or other material happenings, we will file a 1-U within 4 business days of the event (or within the timeframe required by the form for that type of event). For instance, if a series’ Client experiences something that materially affects that series (say the athlete suffers a career-ending injury or announces retirement), we may file a 1-U to inform investors of the impact.

These reports will be made available on the SEC’s EDGAR website for free access by the public. We will also post links or copies on our Platform for investors’ convenience. By investing, investors consent to receive these reports electronically. We do not plan to mail paper reports. The reporting obligations will continue annually until either we terminate them by deregistering (which generally cannot happen until at least the series have fewer than a certain number of investors and certain conditions are met) or if we register the securities under the Exchange Act (which we currently do not plan to do).

Series-Level Reporting and Accounting: In addition to the SEC filings, we intend to provide investors with certain updates on each series’ performance through the Platform. This may include periodic summaries of Brand Amount payments received and expenses paid, possibly in the form of an informal “investor dashboard” or newsletters. However, these will be supplementary and not a substitute for the formal SEC reports. The formal financial statements included in our filings will provide the official record. We anticipate that our accounting will treat each series as a separate unit for financial statement purposes. We may present a combined balance sheet and income statement for the Company with columns for each series (and eliminating any inter-series transactions if any). Investors will thus be able to see the revenues, expenses, and net income (or loss) of the specific series they invested in.

Each series is intended to be treated as a separate corporation for U.S. federal income tax purposes. Accordingly, investors will not receive a Schedule K-1. Instead, investors will receive an IRS Form 1099-DIV reflecting any dividends paid by the series during the taxable year. The series will be responsible for paying applicable corporate income taxes on its taxable income before making distributions to investors. Timely tax reporting is part of our obligations. Investors should refer to the “Tax Considerations” section of the Offering Circular for more details on how the series income and expenses flow through for tax purposes.

Investment Company Act of 1940: We have structured the Company and each series with the intention of avoiding regulation as an “investment company” under the Investment Company Act of 1940 (the “1940 Act”). The 1940 Act is a federal law that imposes strict requirements on companies primarily engaged in investing or trading in securities (like mutual funds). Under Section 3(a)(1)(A) of the 1940 Act, an entity is an investment company if it is engaged primarily in the business of investing, reinvesting, or trading in securities. Our Company’s primary business is entering into Brand Advisory Agreements with athletes (and managing those agreements), which we do not view as investing in “securities.” A Brand Advisory Agreement is a contract for a share of personal earnings; it is not a stock or bond, and the payments from it depend on personal services (the athlete’s performance). We believe that each series’ asset (its BAA) is not a security but rather a commercial contract, and thus the series is not holding an investment security. Therefore, the Company (looking at all series) is not in the business of investing in securities – we are in the business of providing services and earning contractual income.

Even under the 1940 Act’s broader definition in Section 3(a)(1)(C) (which looks at an entity that holds more than 40% of its assets in “investment securities”), we contend that the assets of each series (and thus of the Company in aggregate) are not “investment securities” because, again, a revenue-sharing contract tied to personal endeavor is not a security as that term is defined for 1940 Act purposes. To reinforce this, we do not plan for any series to hold a portfolio of securities; they will hold cash and a BAA (and maybe short-term deposits for cash management). We will also not engage in trading or acquiring securities with the series’ funds (aside from perhaps placing idle cash in money market funds or bank accounts, which are generally not counted toward the 40% test due to exceptions for cash/cash equivalents).

Therefore, we believe the Company and its series are not investment companies and are not subject to the 1940 Act’s requirements. If for some reason a series were deemed to be holding securities (imagine a scenario where a BAA is construed as an investment in the athlete themself akin to a security), we would take steps to ensure we remain within an exclusion or exemption of the 1940 Act. For example, there is an exemption for companies where each member’s involvement is limited (private investor clubs) and other technical exemptions, but we do not anticipate needing to rely on those given our business model. We will monitor our activities and assets to prevent any inadvertent status as an investment company. The consequences of being subject to the 1940 Act would be severe (it could require us to register and fundamentally alter our structure to comply with leverage, custody, governance, and other rules), so avoidance is critical. Our counsel has analyzed this issue and will continue to do so especially if our business scope changes.

Investment Advisers Act of 1940: The Manager, Agentiq Sports, Inc., is not registered as an investment adviser under the Investment Advisers Act of 1940. We do not believe such registration is required because the Manager’s activities, while they involve managing the assets of the series, do not involve providing advice to others about securities for compensation – rather, the Manager is managing its own assets (through the Company/series structure) and the compensation it receives is in the form of Managerial fees, not advisory fees from clients. Additionally, the nature of our asset (the BAA) is not a security, so the Manager is not advising on securities. If our interpretation of the law changed or if we found ourselves offering any individualized investment advice to investors, we would revisit the need for adviser registration. Currently, the Manager acts in a Managerial capacity similar to a general partner of a series of limited partnerships, which is generally excluded from the Advisers Act (the “internal adviser” exemption for managing member advice to the fund it manages).

Broker-Dealer Regulation: As noted, in our offering process we utilize a registered broker-dealer (Andes Capital Group) to ensure compliance with FINRA rules and securities sale regulations. The Manager itself is not a broker-dealer and will not receive commissions for selling Series Interests. The Platform’s role is primarily as a technology provider and facilitator, with the actual sale of units being conducted through the broker’s oversight. We have taken steps to structure any compensation in compliance with broker-dealer regulations (for example, Andes Capital is compensated via the Broker Fee disclosed for each series, and no unregistered persons are paid transaction-based compensation for soliciting investors). We also comply with anti-money laundering (AML) and customer identification program (CIP) requirements through our broker and escrow arrangements, verifying all investors’ identities and sources of funds as required by law.

Privacy and Data Security: In operating the Platform, we collect personal information from users (such as names, addresses, social security numbers for tax reporting, bank info for payments, etc.). We are subject to data privacy and protection laws including Regulation S-P (for investor privacy notices) and potentially state privacy laws. We maintain a privacy policy that conforms with these requirements and have implemented security measures to protect user data. While not a traditional “regulatory” matter to discuss in an Offering Circular, we mention it here to affirm our commitment to safeguarding our investors’ information and complying with applicable privacy regulations.

ERISA Considerations: The Employee Retirement Income Security Act (ERISA) and IRS rules have implications if retirement plan investors (like IRAs or 401ks) invest in our series. We do not currently anticipate significant investment from ERISA plan assets, but to the extent it happens, we will ensure not to violate any plan asset regulations or prohibited transaction rules. Typically, that means keeping any such participation below 25% of a series or qualifying for an exemption. We will include appropriate legends and representations in subscription documents to avoid ERISA complications.

Reporting to Investors and Client Confidentiality: Aside from SEC filings, we will provide investors with annual tax information as discussed above. We also intend to provide updates on an athlete’s performance where appropriate. However, we must balance this with confidentiality commitments to the Client. The Brand Advisory Agreement’s confidentiality clauses (and possibly league privacy rules) may limit how much detail we can divulge about the Client’s earnings beyond what is already public information. Since Brand Income is derived largely from known sources (team contracts which often have public reports or at least ranges), investors might deduce some of this information, but we will follow the BAA in terms of what we disclose. Typically, aggregate numbers can be disclosed in financial statements, but personal details may not. We will ensure our reporting complies with those covenants. If necessary, we may seek the Client’s consent for certain disclosures.

Other Regulations: We note that our business could potentially be affected by other regulations such as:

●

Tax law changes: Changes in the corporate tax rate, dividend taxation, or the treatment of personal income sharing arrangements could affect investor after-tax returns or require us to modify our structure or operations. The series is intended to be taxed as a corporation, and any legislative changes affecting corporate taxation or dividend treatment would directly impact investor returns.

●	Sports gambling laws: Although seemingly unrelated, with the rise of sports betting, regulators or leagues might scrutinize anything that looks like betting on a player’s performance. Our product is an investment, not a wager, but we will be mindful to distinguish it clearly. We do not permit any form of “betting” or short-term trading on player outcomes – investments in our series will be an investment in a long-term investment contract.

●	Anti-fraud and general compliance: We operate under the broad anti-fraud provisions of securities law (Rule 10b-5, etc.), meaning we must ensure all communications are accurate and not misleading. We have compliance procedures in place to review marketing materials, Platform content and other disclosures for consistency with the Offering Circular. Post-offering, when making any statements to investors, we will keep the same high standard of truthfulness.

In the event of any material regulatory developments, we will update investors via Form 1-U or in our annual reports. For example, if a new law is passed that limits such revenue sharing contracts, or if the SEC provides new guidance that impacts how we account for series, we would disclose the implications.

Termination of Reporting: If and when the Company (or a series) is no longer required to file reports (for example, if we complete all series operations and have fewer than 300 holders and choose to exit the Reg A reporting regime), we would inform investors of this event. Until that time, investors can expect at least annual and semi-annual updates for the foreseeable future. Since each series will have an expected life tied to the athlete’s career (potentially many years), we anticipate needing to provide ongoing reporting for as long as any series remains active and investors hold such series’ interests.

Compliance with Series LLC Formalities: Under Delaware law and to maintain the liability protections of our series structure, we are required to maintain certain formalities – that is, keeping separate records and accounts for each series and giving notice of the series structure in our Certificate of Formation (which we have done). We confirm that we will maintain each series’ records distinctly and include the series separateness legend on contracts and documents where appropriate. Adhering to these requirements is both a legal obligation and a practical necessity to ensure that a court upholds the internal liability shields of each series. We include this point under Regulation and Reporting as it is a governance duty we continually observe.

We operate in a regulated environment spanning securities law, investment company law, and sports-specific considerations. We have implemented compliance measures to address these areas of concern and we will provide investors with transparent reporting. The success of our business not only hinges on athlete performance but also on strict adherence to these legal and regulatory frameworks, which we regard as essential to protect our investors and Clients and to maintain our authorization to operate. We encourage investors to review our filings and communications, and we remain available to answer regulatory or compliance-related questions through the Platform’s investor relations channels.

USE OF PROCEEDS

The expected use of proceeds of each series offered pursuant to this Offering Circular and the description of each series underlying asset is set forth.

Agentiq Sports 1 Series VC

We estimate that the gross proceeds of the offering Agentiq Sports 1 Series VC interests will be $55,000 assuming the Maximum Series Offering Amount is sold The following table breaks down the anticipated use of proceeds into different categories under various funding scenarios:

Raise Amount:	$25,000 (Minimum)	$55,000 (Maximum)	Percent of Gross Proceeds
Uses
Broker Fee (1)	$250	$550	1%
Client Advance (2)	$21,750	$47,850	87%
Negotiation Fee (3)	$1,875	$4,125	7.5%
Offering Expenses (4)	$375	$825	1.5%
Operating Reserves	$750	$1,650	3%
Total Proceeds	$25,000	$55,000	100.0%

(1)	The Broker Fee will be 1.00% of the gross proceeds and will be payable to Andes.

(2)	The Client Advance will be 87% of the gross proceeds (after the Broker Fee) of the Agentiq Sports Series 1 VC offering and will be payable to Vinny Capra as consideration for the Brand Amount to be received by Agentiq Sports Series 1 VC pursuant to the Brand Advisory Agreement with Vinny Capra.

(3)	The series will pay the Manager a Negotiation Fee consisting of (i) a percentage of the total capital that the series advances to the Client under the Brand Advisory Agreement, and (ii) reimbursement of any reasonable out-of-pocket expenses incurred by the Manager or series in negotiating and closing that Brand Advisory Agreement.

(4)	We will reimburse the Manager for Offering Expenses actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds.

Operating and certain other costs that are advanced by the Manager will be reimbursed out of the net proceeds of the Agentiq Sports 1 Series VC offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above.

DESCRIPTION OF THE SERIES’ ASSET

Agentiq Sports Series VC

Agentiq Sports Series VC was established to allow investors to own a fraction of the on-field professional sports income generated by Vinny Capra over the span of that athlete’s career pursuant to a Brand Advisory Agreement.

Brand Advisory Agreement with Vinny Capra

On [*], 2026, Agentiq Sports Series VC entered into a Brand Advisory Agreement with Vinny Capra pursuant to which he agreed to pay us 3.5% of his future gross sports income as a professional baseball player in the MLB or foreign/Asian leagues. Brand Income under the Brand Advisory Agreement includes compensation earned by Mr. Capra in any professional baseball league worldwide, including foreign professional leagues such as Nippon Professional Baseball (Japan) and the Korea Baseball Organization (Korea), but excludes any compensation earned while assigned to a minor league affiliate of a Major League Baseball club (excluding any earnings associated with endorsements and name, image and likeness). In consideration of the Brand Percentage to be received by us under the Brand Advisory Agreement, Vinny Capra will be entitled to 87.5% of the gross proceeds of this Offering (the “Client Advance”) and any additional Offerings that may be undertaken with respect to Agentiq Sports Series VC. Based on the Manager’s internal evaluation of Mr. Capra’s current professional profile, recent performance and potential opportunities for advancement, the Manager currently believes that Mr. Capra may have a reasonable prospect of earning Brand Income under the Brand Advisory Agreement during the term of the investment; however, any such assessment reflects only the Manager’s subjective internal analysis and assumptions, is inherently uncertain, and should not be viewed as a prediction or assurance that Mr. Capra will be promoted to MLB, sign with or play in a foreign professional league, or otherwise generate Brand Income on any particular timeline or at all. See Risk Factors—“The Manager’s internal assessment regarding Vinny Capra’s potential to generate Brand Income may prove inaccurate, and investors should not rely on any implied expectation regarding the timing or likelihood of his advancement to MLB or other qualifying professional leagues,” for more information.

Throughout the term of the Brand Advisory Agreement and for a period of 24 months thereafter, the Company has the right, pursuant to the terms of the Brand Advisory Agreement, to inspect and make copies of the books and records of Vinny Capra (and his affiliates) relating to the Brand Income, Brand Percentage and Brand Amount payments or any applicable player contracts to which he is party. In addition, the Company is authorized to obtain credit reports of Vinny Capra from time-to-time and to request any further documentation or information with respect to Vinny Capra that the Company deems necessary for the duration of the agreement. Vinny Capra is also obligated to provide a quarterly report within 10 business days after the end of each calendar quarter detailing all Brand Income earned during such quarter.

Prior to the closing of this Offering with respect to Agentiq Sports Series VC Interests, the Brand Advisory Agreement may be terminated by either party upon 30 days’ prior written notice. Once the Offering has closed, the Brand Advisory Agreement will terminate upon the earlier of: (i) mutual consent of the parties and (ii) Vinny’s retirement from professional baseball.

In the event that Vinny Capra voluntarily resigns from his employment as a professional baseball player in the MLB at any time prior to the second anniversary of the closing of this Offering for any reason other than Good Reason (as defined below), he must pay the Company an amount equal to (a) the Brand Advisory Agreement Fee, minus (b) all Brand Amount payments previously made to the Company by him. “Good Reason” means resignation from employment as a professional athlete after sustaining a major injury that either: (a) renders him incapable of performing as a professional athlete or (b) that puts his physical health at substantial risk (i.e. a risk that is substantially greater than simply by virtue of his participation as a professional athlete) by continuing to perform as a professional athlete, as determined by a qualified medical physician.

Athlete Overview

Vincent Capra, standing at 5 feet 8 inches tall and weighing 188 pounds, is a professional baseball infielder who is currently under a minor league contract with the Boston Red Sox organization (the “Boston Red Sox”), assigned to the Triple-A Worcester Red Sox. Capra is a versatile defender capable of playing third base, second base, shortstop and corner outfield positions. Prior to his professional career, Capra played college baseball at Eastern Florida State College and the University of Richmond. In the 2018 MLB June Amateur Draft, he was selected by the Toronto Blue Jays in the 20th round (598th overall).

As of the 2026 season, Vincent Capra is playing under a minor league contract with the Boston Red Sox organization. If added to a major league 40-man roster, he would be entitled to no less than the MLB minimum salary of $780,000 for the 2026 season. Capra has accrued one (1) year of major league service time through the 2025 season. If Capra is added to a major league roster and accumulates sufficient service time, he may become eligible for salary arbitration, which would increase his compensation above the league minimum. His potential future earnings are dependent upon his performance and ability to secure and maintain a position on a major league roster.

The remaining payments under Vinny Capra’s player contract with the Boston Red Sox, not including any performance bonuses that may be earned, and the corresponding estimate of Brand Amounts to be received by Agentiq Sports Series VC pursuant to the Brand Advisory Agreement, is set forth below:

Year	Brand Income to Vinny under Player Contract	Brand Amount to Agentiq Sports Series VC under Brand Advisory Agreement
2026	$750,000	$26,600
2027	$750,000	$26,600

The above chart assumes major league income for 2026 and 2027 but does not take into account any performance bonuses that may be received by Vinny Capra under his player contract with the Boston Red Sox. In addition to the annual salary amounts set forth above, Agentiq Sports Series VC would be entitled to 3.5% of any performance bonus earned by Vinny Capra as a professional athlete. There can be no assurance, however, that Mr. Capra will earn any major league income in 2026 or 2027 or in any years thereafter.

Due to the terms of the Brand Advisory Agreement, it could take a number of years for investors to recover their initial investment, and if Vinny Capra’s career as a professional athlete is cut short, or his earnings otherwise decrease over time, investors may never recover their initial investment. For example, by way of illustration only, if Vinny Capra is added to a major league roster and his annual salary remained static at $760,000 per year after 2026, the annual Brand Amount payable to Agentiq Sports Series VC would be approximately $26,600 per year. However, before any distributions are made to investors, the series must first pay its Operating Expenses — including the Maintenance Fee, audit and accounting fees, legal expenses, insurance, and other costs — and the Manager may retain additional reserves in its sole discretion. As a result, it could take significantly longer than two (2) years of cumulative distributions before investors could expect to recover their initial investment in full, and there can be no assurance that the series will generate sufficient Free Cash Flow to begin making distributions to investors within any particular timeframe. ] As discussed above in the Risk Factors section, the average career length of a player in the major leagues is less than five (5) years, which raises substantial doubt about Vinny Capra’s ability to generate sufficient Brand Income over the length of his career for investors to recover their initial investment.

Athlete Statistics

2022: Vincent Capra made his Major League debut with the Toronto Blue Jays on May 1, 2022, appearing in 8 games and going 1-for-5 with 2 walks at the Major League level. He spent the bulk of the season at Triple-A Buffalo, where he batted .283 with 5 home runs and 28 RBI in 52 games.

2023: Capra appeared in 9 Major League games for the Pittsburgh Pirates, batting .167 (3-for-18) with 1 RBI. At Triple-A Indianapolis, he posted a strong .329/.411/.439 slash line with 54 hits, 10 doubles, 2 home runs and 30 RBI in 49 games.

2024: Capra appeared in 3 Major League games for the Milwaukee Brewers. He spent the majority of the season at Triple-A Nashville, batting .261 with 8 home runs, 10 stolen bases and 110 games played.

2025: Capra appeared in 47 Major League games split between the Milwaukee Brewers and Chicago White Sox, batting .125 with 1 home run and 6 RBI. At Triple-A Charlotte, he batted .286/.384/.440 with 3 home runs and 10 RBI in 24 games before his season was cut short by injury. He elected free agency in November 2025 and subsequently signed a minor league contract with the Boston Red Sox.

Description of MLB Salary System

Unlike the NFL and NBA, Major League Baseball does not impose a hard salary cap. Instead, MLB utilizes a Competitive Balance Tax (commonly referred to as the “luxury tax”), which imposes escalating financial penalties on clubs whose payrolls exceed a predetermined threshold. For the 2026 season, the Competitive Balance Tax threshold is $244 million. The MLB minimum salary for the 2026 season is $780,000. There is no maximum individual player salary in MLB.

Pre-Arbitration Period

Players with fewer than three years of Major League service time are generally paid at or near the league minimum salary. During this period, a player’s compensation is largely determined by his team, subject to the collectively bargained minimum. A pre-arbitration bonus pool of $50 million is distributed annually among eligible pre-arbitration players based on performance metrics and awards.

Salary Arbitration

Players who have accumulated three or more years (but fewer than six years) of Major League service time are eligible for salary arbitration. In arbitration, the player and the team each submit a proposed salary figure to an independent arbitration panel, which selects one of the two figures. “Super Two” players — those in the top 22% of service time among players with between two and three years — may become arbitration-eligible after their second full season. Arbitration-eligible players typically see significant salary increases, with salaries determined by comparable players at similar service time levels.

Free Agency

Upon accumulating six years of Major League service time, a player becomes eligible for free agency and may negotiate with any of the 30 Major League clubs. Free agent contracts are uncapped in both length and total value, though the Competitive Balance Tax may influence team spending decisions. Free agency represents the period during which a player’s earning potential is typically maximized.

MLB Players Association & the Collective Bargaining Agreement

MLB players are represented by the Major League Baseball Players Association (“MLBPA”), a labor union that negotiates on behalf of current and future Major League players. The current Collective Bargaining Agreement between the MLBPA and the 30 Major League clubs covers the 2022 through 2026 seasons and expires on December 1, 2026. The CBA governs minimum salaries, arbitration procedures, free agency eligibility, revenue sharing, and the Competitive Balance Tax, among other matters. There can be no guarantee that the current or any future Collective Bargaining Agreement will not impose restrictions impeding an MLB player’s ability to enter into Brand Advisory Agreements or to otherwise provide payment of the Brand Amounts.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Company Overview

Since its formation in November 2025, the Company has been engaged primarily in developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Results

Revenues are generated at the series level. As of December 31, 2025, no series has generated any revenues.  Agentiq Sports 1 Series VC is expected to generate revenues in the second half of 2026 upon the successful completion of its series offering.

We have incurred minimal Operating Expenses for the period since inception through December 31, 2025. Each series will be responsible for its own Operating Expenses.

Liquidity and Capital Resources

As of December 31, 2025, the Company had $0.00 in cash and no financial obligations and no series had any cash or cash equivalents or any financial obligations.

Plan of Operations.

Our first series, Agentiq Sports 1 Series VC, will be offered in connection with a Brand Advisory Agreement entered into with Vincent “Vinny” Capra, a professional baseball infielder currently under a minor league contract with the Boston Red Sox organization, assigned to Triple-A Worcester. The Agentiq Sports 1 Series VC offering is expected to launch upon qualification of this Offering Circular by the SEC, which we anticipate will occur in the second quarter of 2026. Assuming the Minimum Offering Amount for Agentiq Sports 1 Series VC is raised, we intend to close the offering and deploy the Client Advance to Mr. Capra in accordance with the terms of the Brand Advisory Agreement. Agentiq Sports 1 Series VC will then begin collecting Brand Amount payments as and when Brand Income is earned by Mr. Capra during his professional baseball career.

In addition to Agentiq Sports 1 Series VC, we anticipate launching approximately 10 to 20 additional series during 2026, and approximately 20 additional series during 2027, each in connection with a Brand Advisory Agreement with a separate professional athlete. We intend to focus our initial efforts on early-career athletes in Major League Baseball, though we may expand to other professional sports over time. Our ability to launch additional series will depend on our success in identifying and signing athletes to Brand Advisory Agreements on terms that we believe will be attractive to investors, as well as market conditions, investor demand, and the continued qualification of our offering materials with the SEC.

The proceeds from any offerings closed during the next twelve months will be used to make Client Advance payments to the Clients under Brand Advisory Agreements for the series conducting the offerings and to cover Offering Expenses and ongoing Operating Expenses for those series. We expect that our primary operating costs during this period will consist of management fees, legal and accounting expenses, transfer agent fees, platform technology and maintenance costs, and personnel costs borne by the Manager. We do not anticipate that any series will require additional capital beyond the proceeds of its offering to fund its operations during this period.

MANAGEMENT

General

The Manager of the Company is Agentiq Sports, Inc., a Delaware corporation. The Manager has established a Board of Directors for the Company currently consisting of one member, Zachary Kurtz.

Our sole director and executive officer is an employee of the Manager. The executive offices of the Manager are located at 445 Bryant Street, San Francisco, CA 94107, and the telephone number of the Manager’s executive offices is (201) 918-2945.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Executive Officer	Age	Position Held with our Company (1) (2)	Position Held with the Manager
Zachary C. Kurtz	29	Chief Executive Officer, Chief Financial Officer, Sole Director	Chief Executive Officer

(1)	The current executive officer and director, whose term in office began upon the organization of the Company on November 3, 2025, will serve in these capacities indefinitely, or until his successor is duly elected and qualified.

(2)	The executive officer of the Manager is currently devoting a significant amount of his working time to the operations of the Company to satisfy his responsibilities to the management of the Company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Zachary C. Kurtz – Chief Executive Officer and Director

Zachary C. Kurtz is a fintech operator and entrepreneur with deep experience across product, analytics, and go-to-market at venture-backed technology companies, as well as a long-standing background in competitive athletics and the sports business ecosystem.

From February 2022 through May 2025, Mr. Kurtz worked at Catch, a financial technology company backed by Sequoia Capital, Index Ventures, Bain Capital, and Forerunner Ventures. He initially served as Business Operations & Analytics Lead (February 2022 – April 2023), where he owned financial modeling, company KPIs, board reporting, and data infrastructure, and partnered closely with the executive team on strategic planning and go-to-market initiatives. From April 2023 through May 2025, he served as Product & Analytics Lead, where he led product strategy and development for Catch’s card-based financial products, managed cross-functional engineering teams, and drove significant improvements in user growth, onboarding conversion, and retention.

Prior to Catch, Mr. Kurtz worked at Unqork from June 2020 to February 2022 in Customer Success Strategy and Analytics, where he focused on customer health modeling, product feedback loops, and enterprise account segmentation. Before that, he was an Associate at Clarify Health Solutions from July 2019 to March 2020, working on healthcare analytics and product implementations for large health systems and biopharmaceutical clients.

Since January 2019, Mr. Kurtz has also been the Founder and CEO of LV Lumber Bat Company, a baseball equipment company serving amateur, collegiate, and professional athletes. The business has grown consistently year over year and has relationships with professional players, college NIL athletes, and sports agents. In addition to commercial operations, the company has organized charitable fundraising initiatives supporting pediatric cancer causes.

In August 2025, Mr. Kurtz began working full-time on Agentiq, where he serves as a founder focused on building technology and financial infrastructure at the intersection of sports, fintech, and athlete monetization.

Mr. Kurtz earned a Bachelor of Science in Business Administration with concentrations in Finance and Economics and a minor in Mathematics from the University of Richmond, graduating in May 2019. While at the University of Richmond, he was a Division I varsity baseball player from 2016 to 2019, and a multi-year academic honor recipient.

The Manager and the Operating Agreement

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager will perform its duties and responsibilities pursuant to the operating agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

The operating agreement further provides that our Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that our Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders. See Risk Factors- “Our Manager may act in its own interests and has eliminated fiduciary duties to the fullest extent permitted by law, which may result in decisions that are adverse to us, a series or holders of interests,” for more information.

Responsibilities of the Manager

The responsibilities of the Manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical Managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property Managers and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:
Maintenance Fee

Each series will pay the Manager an annual Maintenance Fee equal to one percent (1%) of the assets of the series. However, the Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client.

Reimbursement of Expenses:	We will reimburse the Manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and in connection with third parties providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the Manager’s affiliates, for necessary services relating to our investments or our operations.

Reimbursement of Expenses

Because the Manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of the Company as applicable, other than those specifically required to be borne by the Manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of the Company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of the Company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of the Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses of organizing, revising, amending, converting, modifying or terminating the Company or any series or subsidiary thereof;

●	the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering the Manager or its affiliates and/or us to indemnify our directors and executive officers;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by Managers, officers, personnel and agents of the Manager for travel on our behalf and other out-of-pocket expenses incurred by Managers, officers, personnel and agents of the Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website;

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the operating agreement.

However, to the extent the Manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, the Company will reimburse the Manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Manager nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any series or any interest holders for any act or omission taken by them in connection with the business of the Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The Manager, Agentiq Sports, Inc., is entrusted with broad authority to manage the Company and each series, and investors cannot readily replace it. Under the Operating Agreement, the Manager will serve for an indefinite term, and removing the Manager requires a “for cause” event, generally meaning that the Manager has committed fraud as confirmed by a final court judgment, and even then, removal would need to be approved by a supermajority of all investors. This is a very high bar to clear. If the Manager performs poorly (for example, makes poor business decisions, fails to effectively support Clients, or does not act in investors’ best interests) but has not engaged in egregious wrongdoing that a court has adjudicated, investors lack a mechanism to remove it. Even in the unlikely scenario where cause for removal exists, coordinating a supermajority vote among all Series Interest holders can be impractical.

Furthermore, the operating agreement provides that upon a for-cause removal of the Manager, investors may choose to liquidate and dissolve all series, which could result in shutting down the business entirely. This means that the only path to removal may come with significant disruption and possibly loss of remaining asset value. The Manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the Manager remains liable for any such affiliate’s performance.

In summary, investors should not expect to have any practical ability to change the Manager or influence management personnel. The success of your investment will depend on the Manager’s continued service, and if its performance is unsatisfactory, your options as an investor are very limited. The Manager may also withdraw as the Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding Manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

Involvement in Certain Legal Proceedings

Except as set forth below, to our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Security Ownership of Management and Principal Shareholders - Transactions with Related Persons,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Compensation of Directors and Executive Officers

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager will receive compensation from a series consisting of the Negotiation Fee and the Maintenance Fee (assuming the series is generating revenue from the Client) and reimbursement for costs incurred relating to this and other offerings (e.g., offering Expenses and Acquisition Expenses), each as discussed above. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer Manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

Security Ownership of Management and Certain securityholders

The Company is managed by Agentiq Sports, Inc., the Manager, who will also be the Manager of all of our series. The Manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

The Manager or an affiliate of the Manager may purchase interests in any series of the Company on the same terms as offered to investors. No Broker Fee will be paid on any interests purchased by the Manager or its affiliates.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreement, the series designations, and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this Offering Circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this Offering Circular) that are not defined herein shall have the meanings ascribed thereto in the operating agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of the Company is an investment only in that particular series and not an investment in the Company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any class of any series interests entitled to any pre-emptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Subject to the provisions of the operating agreement, the Manager can cause the Company to establish one or more series of the Company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the operating agreement and in the series designation, as applicable. Upon approval of any series designation by the Manager, the series designation is attached to the operating agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

A Brand Advisory Agreement will be held by the applicable series of the Company. We intend that each series will hold one Brand Advisory Agreement. An investor who invests in an offering of a series will not have any indirect interest in any Brand Advisory Agreement of any other series unless the investor also participates in a separate series offering associated with that other Brand Advisory Agreement.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series.

All of the series interests offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the Manager, the holders of such series interests will not be liable to the Company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

Further Issuance of interests

Only the series interests, which are not annotated as closed, are being offered and sold pursuant to this Offering Circular. The operating agreement provides that the Company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP). The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

The Company expects the Manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per interest, equals $5.00. In this case, the Manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the Manager or any of its affiliates.

No series will distribute a asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific assets of such series, would exceed the fair value of the assets of such series. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The interests are not redeemable.

Registration Rights

There are no registration rights in respect of the interests.

Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in the Company or a series except with respect to:

(i)	the removal of the Manager;

(ii)	the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the operating agreement that would:

a.	enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b.	reduce the voting percentage required for any action to be taken by the holders of interests in the Company under the operating agreement;

c.	change the situations in which the Company and any series can be dissolved or terminated;

d.	change the term of the Company (other than the circumstances provided in the operating agreement); or

e.	give any person the right to dissolve the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable. The removal of the Manager as Manager of the Company and all series must be approved by a Super Majority Vote, that is, an affirmative vote of holders of interests of all series representing at least eighty percent (80%) of the total votes that may be cast by all outstanding interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the interests of a series is required for any amendment to the operating agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

The submission of any action of the Company or a series for a vote of the interest holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder. The Manager, if it holds series interests, or its affiliates, if they hold series interests, may vote as an interest holder in respect of any matter put to the interest holders.

The Manager has broad authority to take action with respect to the Company and any series. See “Management” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of Brand Advisory Agreements of each series.

Liquidation Rights

The operating agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company followed by the Manager’s affirmative election to dissolve it; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series, unless the Manager determines not to dissolve the series to allow for the reacquisition of series assets; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the series or the Company, as applicable, will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager and any of its affiliates and which distribution with respect to a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) result in a change of US federal income tax treatment of the Company and the series, or (d) the Company, the series or the Manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these interests, either directly or through brokers, via the Agentiq Sports platform or otherwise.

Additionally, unless and until the interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company or the Manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against the Company or the Manager pursuant to the operating agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our interests--Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from the Company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the operating agreement.

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS1

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “the Company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

[1]	This section needs to be reviewed by tax counsel.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. is a beneficial owner of our interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Tax Classification of the Series

Proposed but not yet finalized Treasury Regulations, as well as certain administrative guidance issued by the Internal Revenue Service, indicate that each series of a series limited liability company may be treated as a separate entity for U.S. federal income tax purposes based on its facts and circumstances. The Company intends that each Series be classified and taxed as a corporation for U.S. federal income tax purposes (and not as a partnership under Subchapter K of the Internal Revenue Code), and expects, but cannot assure, that each such Series will be so treated.

Assuming such treatment, each Series will be subject to U.S. federal income tax on its taxable income at applicable corporate rates (currently 21% for C corporations). Distributions of earnings to investors will be taxable to investors as dividends to the extent of the series’ current and accumulated earnings and profits, rather than being allocated as pass-through items. Investors will not be required to report the series’ income, gain, loss, deduction, or credit on their own income tax returns; instead, they will report only the dividends they actually receive.

The Company has not requested, and does not intend to request, a ruling from the Internal Revenue Service regarding the tax classification of the Series. The U.S. federal income tax treatment of the Series, and the state and local tax treatment thereof, may vary depending on the jurisdiction and the particular facts and circumstances of each Series.

Taxation of Distributions to U.S. Holders

A “U.S. Holder” includes a beneficial owner of Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each Series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each Series, net of tax paid or accrued thereon) will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a Series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a Series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

Additional Information About the Offering

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular Supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC’s website at www.sec.gov or in the legal section on the Agentiq Sports platform. The contents of the Agentiq Sports platform (other than the offering statement and the Appendices and Exhibits thereto and this Offering Circular) are not incorporated by reference in or otherwise a part of this Offering Circular.

Legal matters

The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

Auditors

Our audited financial statements as of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025 included in this Offering Circular have been audited by Artesian CPA, LLC, certified pubic accounting firm as set forth in its report.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the interests offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the interests offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

AGENTIQ SPORTS 1 SERIES LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

AS OF DECEMBER 31, 2025 AND FOR THE PERIOD FROM NOVEMBER 3, 2025 (INCEPTION) TO DECEMBER 31, 2025

Part F/S

AGENTIQ SPORTS 1 SERIES LLC

INDEPENDENT AUDITOR’S REPORT

To the Managing Member of

Agentiq Sports 1 Series LLC

San Francisco, CA

Opinion

We have audited the accompanying financial statements of Agentiq Sports 1 Series LLC (the “Company”) which comprises the balance sheet as of December 31, 2025 and the related statement of operations, changes in member’s equity, and cash flows for the period from November 3, 2025 (inception) to December 31, 2025, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from November 3, 2025 (inception) to December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not yet commenced its planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, has not generated revenues or profits, and has incurred net loss of $1,162 for the period from November 3, 2025 (inception) to December 31, 2025. The Company is also reliant upon its manager to fund its current and future obligations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

January 22, 2026

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

AGENTIQ SPORTS 1 SERIES LLC

BALANCE SHEET

As of December 31, 2025

ASSETS
Current assets:
Cash & cash equivalents	$-
Deferred offering costs	25,000
Total assets	$25,000

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$-
Due to related party	-
Total liabilities	-

Member’s equity:
Member’s capital	26,162
Accumulated deficit	(1,162)
Total member’s equity	25,000
Total liabilities and member’s equity	$25,000

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF OPERATIONS

For the period from November 3, 2025 (inception) to December 31, 2025

Revenues	$-
Operating expenses:
General and administrative	1,162
Total operating expenses	1,162
Loss from operations	(1,162)

Net loss before income taxes	(1,162)
Income taxes	-
Net loss	$(1,162)
Net loss per membership unit
Basic and diluted	N/A

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the period from November 3, 2025 (inception) to December 31, 2025

Total Member’s Equity
Balance at November 3, 2025	$-
Deemed Contributions	$26,162
Net loss	$(1,162)
Balance at December 31, 2025	$25,000

See accompanying Independent Auditor’s Report and accompanying notes,

which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

STATEMENT OF CASH FLOWS

For the period from November 3, 2025 (inception) to December 31, 2025

Cash flows from operating activities:
Net loss	$(1,162)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities Operating expenses incurred as deemed contribution from Manager	1,162
Net cash provided by (used in) operating activities	-
Net change in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash financing activities:
Deferred offering costs incurred as deemed contribution from Manager	$25,000

See accompanying Independent Auditor’s Report and accompanying notes,

which are an integral part of these financial statements.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 1: NATURE OF OPERATIONS

Agentiq Sports 1 Series LLC (the “Company”) is a Delaware series limited liability company formed on November 3, 2025 under the laws of the State of Delaware. The Company was formed to establish and operate one or more separate and distinct series (each, a “Series”) for the purpose of entering into brand advisory and revenue participation arrangements with professional athletes or other talent.  Each Series is intended to enter into a brand advisory agreement (“Brand Advisory Agreement”) with a specific athlete or talent (the “Client”), pursuant to which the Series may provide brand advisory and enhancement services and make an upfront payment to the Client in exchange for the contractual right to receive a specified portion of the Client’s future on-field or performance-based compensation and related earnings, as defined in the applicable Brand Advisory Agreement. Each Brand Advisory Agreement, once executed, will constitute the primary asset of the applicable Series.

Agentiq Sports, Inc. (the “Manager”) serves as the manager of the Company and, unless otherwise specified in a Series designation, the manager of each Series. The Manager has full authority to manage the business and affairs of the Company and each Series. Investors in a Series hold units of limited liability company interests in such Series (“Units”) and do not participate in the management or control of the Company or any Series.

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred with respect to a particular Series are segregated and enforceable only against the assets of that Series, and not against the assets of the Company or any other Series, as provided under Delaware law.

As of December 31, 2025, the Company had not commenced operations and no Brand Advisory Agreements had been executed. Upon commencement of its planned principal operations, the Company expects to incur significant additional expenses. The Company is dependent upon obtaining additional capital resources to commence its planned operations and is subject to risks and uncertainties, including the ability to secure funding and to operate its business profitably.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements present the activities of Agentiq Sports 1 Series LLC (the “Company”) from inception on November 3, 2025 through December 31, 2025. The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures in the financial statements. For the period from inception through December 31, 2025, management’s estimates were limited due to the Company’s minimal activity, and such estimates did not have a material impact on the accompanying financial statements. Actual results could differ from those estimates.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2025, the Company did not hold any cash or cash equivalents. To the extent the Company maintains cash balances in the future, such balances may exceed federally insured limits.

Deferred Offering Costs

The Company accounts for offering costs in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1. Offering costs that are directly attributable to an offering of Series interests are capitalized prior to the completion of the offering. The Manager may allocate offering costs to the Series under its allocation policy. Upon the completion of an offering, deferred offering costs are charged against members’ equity. If an offering is not completed, such costs are expensed as incurred. Under the terms of the Company’s operating agreement, if an offering is unsuccessful, all abort costs are borne by the Manager. As of December 31, 2025, the Company has capitalized $25,000 as deferred offering costs. Each Series of the Company will reimburse the Manager for its offering costs up to 2% of the gross offering proceeds.

Fair Market Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity could access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported on the balance sheet approximate their fair value.

Significant Risks and Uncertainties

The Company is a newly formed entity with limited operating history and has not yet commenced its planned principal operations. The Company is subject to risks and uncertainties customary to early-stage entities, including, but not limited to, dependence on the successful execution of brand advisory agreements, the ability to raise capital, competition, regulatory developments, and reliance on the Manager and key personnel. Adverse changes in economic conditions, capital markets, or the professional sports industry could materially affect the Company’s financial condition and future results of operations.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers.” The Company’s primary source of revenue is derived from Brand Advisory Agreements (“BAAs”) with professional athletes. Under these agreements, the Company provides brand enhancement and promotional advisory services to athletes in exchange for a percentage of the athlete’s future on-field earnings, referred to as brand income (“Brand Income”).

Brand Income is defined as any compensation earned by the athlete that is directly attributable to their participation, performance, or employment in their sport, including, but not limited to, salaries, signing bonuses, performance bonuses, prize money, and other compensation related to the athlete’s on-field activities. Brand Income excludes any earnings derived from off-field activities, such as endorsement deals, sponsorships, licensing, merchandising, personal appearances, and other similar income.

Revenue is recognized over time as the athlete earns Brand Income. The Company recognizes its revenue based on the terms of the executed Brand Advisory Agreement, which specifies a fixed percentage (“Brand Percentage”) of the athlete’s Brand Income to be paid to the Company. The Company recognizes revenue as the athlete earns Brand Income in accordance with the terms of the Brand Advisory Agreements.

As of December 31, 2025, the Company had not executed any Brand Advisory Agreement and no revenue was earned or recognized during the period.

Future Earnings Contracts

At the inception of a Brand Advisory Agreement, the Company may make an upfront payment to an athlete in exchange for the contractual right to receive a portion of the athlete’s future Brand Income. Such payments are capitalized as a future earnings contract and recorded as a long-term asset on the Company’s balance sheet.

The future earnings contract is amortized over the term of the applicable Brand Advisory Agreement in a manner consistent with the pattern in which the related Brand Income is earned, which generally corresponds to the recognition of related revenue.

The Company evaluates future earnings contracts for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such indicators exist, the Company compares the carrying amount of the asset to the undiscounted expected future cash flows associated with the contract. If the carrying amount exceeds the expected future cash flows, an impairment loss is recognized for the excess of the carrying amount over the asset’s fair value.

Organizational and Operating Costs

Organizational and operating costs are expensed as incurred in accordance with ASC 720. Certain organizational, formation, and offering-related costs incurred on behalf of the Company were paid by the Manager and have been treated as deemed capital contributions. Accordingly, no reimbursement obligation has been recorded by the Company for such costs. Each Series is responsible for all of its own operating expenses, including allocation of such, and all costs of termination and winding up of the Series.

Allocation Policy

Pursuant to the Company’s operating agreement, the Manager is responsible for determining whether costs are directly attributable to a specific Series or represent shared costs. Costs that are directly attributable to a particular Series are allocated to that Series. Costs that are not specifically attributable to a single Series may be allocated among the Company’s Series on a reasonable and consistently applied basis, as determined by the Manager in accordance with the operating agreement.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

Income Taxes

The Company is a limited liability company that has elected, or intends to elect, to be classified as a corporation for U.S. federal income tax purposes. The Company intends for each Series to be classified and taxed as a corporation for U.S. federal and state income tax purposes. Accordingly, each Series will be subject to U.S. federal and applicable state corporate income taxes on its taxable income. The Company accounts for income taxes in accordance with ASC 740, Income Taxes, and will recognize deferred tax assets and liabilities arising from temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. For the period from November 3, 2025 (inception) through December 31, 2025, the Company did not recognize any provision for income taxes, as it did not generate taxable income.

The Company evaluates uncertain tax positions in accordance with ASC 740 and recognizes liabilities for such positions when it is more likely than not that the position will not be sustained upon examination. Management has determined that there were no uncertain tax positions requiring recognition as of December 31, 2025. The Company is not currently under examination by any taxing authority.

Net Earnings of Loss per Unit

Net earnings or loss per unit is computed by dividing net income or loss by the weighted-average number of units outstanding during the period, excluding units subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per unit.  Diluted net earnings or loss per unit reflect the actual weighted average of units issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per unit if their inclusion would be anti-dilutive.

No potentially dilutive items exist and no membership units are outstanding as of December 31, 2025.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues Accounting Standards Updates (“ASUs”) that amend U.S. generally accepted accounting principles. Management has reviewed recently issued accounting standards and assessed their applicability to the Company.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances disclosure requirements related to income taxes, including disaggregation of income tax expense and information about income taxes paid. The amendments are effective for annual reporting periods beginning after December 15, 2024. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands disclosure requirements related to reportable segments. The amendments are effective for annual reporting periods beginning after December 15, 2023. The adoption of this guidance did not have a material impact on the Company’s financial statements, as the Company operates as a single reporting segment.

Management has evaluated other recently issued accounting pronouncements that are effective or will be effective in future periods and has determined that such standards are either not applicable to the Company or are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and has incurred net loss of $1,162 from November 3, 2025 (inception) to December 31, 2025. The Company is dependent upon its Manager for the continued funding of its cash flow needs. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

Membership Units

Agentiq Sports 1 Series LLC (the “Company”) is a Delaware series limited liability company. The Company is authorized to issue, with respect to each Series, an unlimited number of limited liability company interests (“Units”) in accordance with the Company’s operating agreement.

The Company is wholly owned by its managing member, Agentiq Sports, Inc. (the “Manager”). No membership units have been issued by the Company to third-party investors as of December 31, 2025.

The Units represent economic interests in the applicable Series and entitle holders to receive distributions and liquidation proceeds of such Series in accordance with the operating agreement. Units do not provide holders with the right to participate in the day-to-day management of the Company or any Series.

Management

Unitholders have very limited voting rights. The Company is a manager-managed limited liability company, and each Series is similarly managed as a manager-managed Series. Pursuant to the operating agreement, Agentiq Sports, Inc. serves as the manager of the Company and each Series. The Manager has full, exclusive, and complete authority to manage and control the business and affairs of the Company and each Series, including the use of Series assets, the repayment of obligations, and the negotiation, execution, and performance of contracts and other instruments on behalf of the Company and each Series.

Members do not participate in the day-to-day management of the Company or any Series and have limited voting rights as set forth in the operating agreement.

Capital Contributions

For the period from November 3, 2025 (inception) through December 31, 2025, the Manager made non-cash capital contributions to the Company totaling $26,162. These contributions primarily represent organizational, formation, and offering-related costs incurred on behalf of the Company and paid by the Manager. Such amounts have been treated as deemed capital contributions to the Company.

AGENTIQ SPORTS 1 SERIES LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and for the period from November 3, 2025 (inception) to December 31, 2025

NOTE 5: RELATED PARTY TRANSACTIONS

Agentiq Sports 1 Series LLC (the “Company”) is managed by Agentiq Sports, Inc. (the “Manager”), which is considered a related party.

Management and Service Fees

In accordance with the Company’s operating agreement, the Manager is entitled to receive certain fees from each Series in connection with services provided, as follows:

Negotiation Fee: Each Series is required to pay the Manager a one-time negotiation fee upon the closing of a Brand Advisory Agreement, consisting of (i) a percentage of the total capital advanced to the athlete as the Initial Advisory Payment under such agreement, plus (ii) reimbursement of reasonable out-of-pocket expenses incurred by the Manager in negotiating and closing such agreement. The specific percentage will be set forth in the applicable Series Designation.

Maintenance Fee: Each Series is required to pay the Manager an ongoing annual maintenance fee equal to 0.5%-2.5% of the series assets for the continuing management and administration of the Series and the related Brand Advisory Agreement. The maintenance fee will be a fixed amount or a percentage of the Series’ assets, as specified in the applicable Series Designation. The Maintenance Fee shall not accrue or become payable unless and until the series is generating revenue from the Client.

Offering Expense Reimbursement: The Company will reimburse the Manager for offering expenses actually incurred in connection with each Series offering in an amount up to 2% of gross offering proceeds. Offering expenses include legal, accounting, escrow, filing, banking, compliance and marketing costs and aggregate broker fees related to a specific offering.

For the period from inception on November 3, 2025 through December 31, 2025, no Brand Advisory Agreements had been executed and none of the above fees had been formally adopted or set for any Series. Accordingly, no negotiation fees, maintenance fees, or offering expense reimbursements were incurred or payable to the Manager during the period. The specific rates and amounts for each fee will be determined on a series-by-series basis and disclosed in the applicable Series Designation prior to the launch of each offering.

Brand Advisory Arrangements

In the normal course of business, the Manager or its affiliates may provide administrative, operational, legal, accounting, compliance, marketing, and other services to the Company and its Series. The Company may also enter into Brand Advisory Agreements with professional athletes or other talent, pursuant to which the Company may provide brand advisory services and make upfront payments in exchange for the contractual right to receive a portion of future earnings. For the period from inception on November 3, 2025 through December 31, 2025, no Brand Advisory Agreement had been executed and no related revenue was recognized.

Related Party Advances and Reimbursement

Certain organizational, formation, and offering-related costs incurred on behalf of the Company were paid by the Manager during the period from inception through December 31, 2025. Such costs were treated as deemed capital contributions, and accordingly, no amounts were owed to the Manager as of December 31, 2025.

The Manager may, from time to time, advance funds to the Company or a Series to pay operating expenses, which, unless otherwise designated as capital contributions, would be recorded as related-party liabilities. No related-party advances or payable balances were outstanding as of December 31, 2025.

NOTE 6: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through January 22, 2026, the date the financial statements were available to be issued. There are no material events requiring disclosure or adjustment to the financial statements.

PART III - EXHIBITS

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Broker-Dealer Engagement Agreement by and between Andes Capital Group, LLC and Agentiq Sports 1 Series LLC dated January 19, 2026
2.1*	Certificate of Formation
2.2*	Operating Agreement
3.1*	Form of Series Designation of Agentiq Sports 1 Series VC
4.1*	Form of Subscription Agreement
6.1*	Form of Software and Services Agreement by and between North Capital Investment Technology Inc. and Agentiq Sports, Inc.
6.2**	Brand Advisory Agreement by and between Agentiq Sports 1 Series VC and Vinny Capra
8.1*	Form of Escrow Agreement dated [*], by and among North Capital Private Securities Corporation, Agentiq Spirts, inc. and Agentiq Sports 1 Series [*]
10.1	Power of Attorney (incorporated by reference to the signature page hereto)
11.1*	Consent of Artesian CPA, LLC
11.2*	Consent of Bevilacqua PLLC (included in Exhibit 12.1 hereto)
12.1*	Opinion of Bevilacqua PLLC
99.1

*	To be filed by amendment.
**	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on [*], 2026.

Agentiq Sports 1 Series LLC

By: Agentiq Sports, Inc., its Manager

By:	/s/ [*]
Name:	Zachery Kurtz
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zachery Kurtz as his (or her) true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and their name, place and stead, in any and all capacities, to sign any or all amendments (including post-qualification amendments) to this offering statement with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ [*]	Chief Executive Officer and President of Agentiq Sports, Inc.	[*]
Zachery Kurtz	(principal executive officer and principal financial and accounting officer)

III-2